                                                                     Exhibit 2.1

                       ANTHEM INSURANCE COMPANIES, INC.

                     a mutual insurance company organized
                 and existing under the Indiana Insurance Law



                              PLAN OF CONVERSION
                         TO A STOCK INSURANCE COMPANY






                           under Ind. Code 27-15-2-2







                     Proposed by the Board of Directors of
                      Anthem Insurance Companies, Inc. on
                                 June 18, 2001

                               TABLE OF CONTENTS
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
Preliminary Statements.......................................................................................1

ARTICLE I - Manner of Conversion.............................................................................2

         Section 1.1.  Conversion to a Stock Insurance Company...............................................2

         Section 1.2.  Parent Company........................................................................2

         Section 1.3.  Effectiveness of the Plan.............................................................3

         Section 1.4.  Tax Considerations....................................................................3

         Section 1.5.  ERISA Plans; Tax-Qualified Policies...................................................4

         Section 1.6.  Public Sale of Common Stock...........................................................5

         Section 1.7.  Continuation of Corporate Existence...................................................6

ARTICLE II - Extinguishment of Membership Interests..........................................................6

ARTICLE III - Distribution of Consideration..................................................................7

ARTICLE IV - Determination of Fair Value of Anthem...........................................................7

ARTICLE V - Form and Amount of Consideration to be Distributed...............................................7

         Section 5.1.  Aggregate Amount or Value.............................................................7

         Section 5.2.  Common Stock..........................................................................7

ARTICLE VI - Payment of Consideration to Eligible Statutory Members..........................................8

         Section 6.1.  Method of Election....................................................................8

         Section 6.2.  Payment in Common Stock...............................................................9

         Section 6.3.  Payment in Cash.......................................................................9

         Section 6.4.  Commission-Free Odd Lot Program......................................................10

ARTICLE VII - Method or Formula for the Allocation of Consideration.........................................10

         Section 7.1.  Allocation of Allocable Shares.......................................................11

         Section 7.2.  Aggregate Fixed Component and Aggregate Variable Component...........................11

         Section 7.3.  Allocation of Aggregate Variable Component...........................................11

ARTICLE VIII - Closed Block.................................................................................12

ARTICLE IX - Address and Telephone Number of Anthem.........................................................12

ARTICLE X - Approval by the Commissioner....................................................................12

         Section 10.1.  Application.........................................................................12

         Section 10.2.  Commissioner's Public Hearing on the Plan; Commissioner's Order.....................13

         Section 10.3.  Notice of Public Hearing............................................................13

         Section 10.4   Findings Required for Approval......................................................13
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                                      -i-
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
ARTICLE XI - Approval by Statutory Members..................................................................14

         Section 11.1.  Voting..............................................................................14

         Section 11.2.  Notice of Special Meeting...........................................................14

ARTICLE XII - Additional Provisions.........................................................................14

         Section 12.1.  Holders of Policies.................................................................14

         Section 12.2.  In Force............................................................................16

         Section 12.3.  Confidentiality.....................................................................16

         Section 12.4.  Acquisition of Ownership............................................................16

         Section 12.5.  Restriction on Stock to Directors and Executive Officers............................16

         Section 12.6.  Trust...............................................................................16

         Section 12.7.  Amendment or Withdrawal of Plan.....................................................17

         Section 12.8.  Corrections.........................................................................17

         Section 12.9.  Adjustment of Share Numbers.........................................................17

         Section 12.10.  Notices............................................................................18

         Section 12.11.  Costs and Expenses.................................................................18

         Section 12.12.  Captions and Headings..............................................................18

         Section 12.13.  Governing Law......................................................................18

         Section 12.14. Judicial Review.....................................................................18

         Section 12.15. Stock Incentive Plan................................................................18

ARTICLE XIII - Definitions..................................................................................19

         Section 13.1.  General Terms.......................................................................19

         Section 13.2.  Specific Terms......................................................................19

EXHIBIT A - Amended and Restated Articles of Incorporation of Anthem Insurance Companies, Inc.

EXHIBIT B - Amended and Restated By-Laws of Anthem Insurance Companies, Inc.

EXHIBIT C - Articles of Incorporation of Anthem, Inc.

EXHIBIT D - By-Laws of Anthem, Inc.

EXHIBIT E - Large Holder Sale Program Procedures and Restrictions

EXHIBIT F - Actuarial Contribution Memorandum

                       ANTHEM INSURANCE COMPANIES, INC.

                              PLAN OF CONVERSION
                         TO A STOCK INSURANCE COMPANY

          This Plan of Conversion to a Stock Insurance Company (this "Plan") has been proposed by the Board of Directors (the "Board") of Anthem Insurance Companies, Inc., a mutual insurance company organized and existing under the laws of the State of Indiana ("Anthem Insurance"), by resolutions of the Board duly adopted at a meeting duly called and held on June 18, 2001 (the "Adoption Date"). Capitalized terms have the meanings set forth in Article XIII.

                            Preliminary Statements
                            ----------------------

          A. This Plan provides for the conversion of Anthem Insurance from a mutual insurance company into a stock insurance company pursuant to Ind. Code 27-15-2-2, and otherwise in accordance with Ind. Code 27-15 (the "Indiana Demutualization Law"), and the concurrent establishment of an Indiana domiciled parent company for Anthem Insurance through the transactions described herein (the "Conversion").

          B. The principal purpose of the Conversion is to improve Anthem Insurance's access to capital through the public markets. Having access to the public markets through Anthem, Inc. (described in Section 1.2(a)) will enhance Anthem Insurance's financial flexibility by allowing it to obtain equity capital from sources that are available to a stock company, but not to a mutual insurance company. In addition, the Conversion will benefit Anthem Insurance's Eligible Statutory Members by distributing the fair value of Anthem Insurance at the time of the Conversion (before giving effect to new capital raised in the initial public offering) to its Eligible Statutory Members in the form of cash or Anthem, Inc. common stock in exchange for their otherwise illiquid Membership Interests, which will thereupon be extinguished. Thus, Eligible Statutory Members will have the ability to realize economic value from the conversion of their Membership Interests that is not available to them so long as Anthem Insurance remains a mutual company.

          C. The Conversion will also provide, upon receipt of requisite regulatory approvals, for Anthem Insurance to cease issuing or renewing the Guaranty Policies issued by Anthem Insurance in connection with its merger in 1993 with Southeastern Mutual Insurance Company, a mutual insurance company domiciled in Kentucky, its merger in 1995 with Community Mutual Insurance Company, a mutual insurance company domiciled in Ohio, and its merger in 1997 with Blue Cross & Blue Shield of Connecticut, Inc., a mutual insurance company domiciled in Connecticut. Those Guaranty Policies have been issued to protect and preserve the membership interests of the members of the merged mutual companies and to grant Membership Interests to certain customers of the successor insurers to those merged mutual companies, and continued issuance of Guaranty Policies will no longer be needed or appropriate upon completion of the Conversion. Pursuant to Sections 7.2, 7.3, 7.4, 7.5 and 7.6 of Anthem Insurance's Third Amended and Restated Articles of Incorporation, former members of

Southeastern Mutual Insurance Company, Community Mutual Insurance Company and Blue Cross & Blue Shield of Connecticut, Inc., as well as customers of the successor insurers to those merged mutual companies, who were entitled to receive Guaranty Policies or Certificates of Membership, as applicable, in connection with the mergers are considered to have been issued their insurance policies directly by Anthem Insurance for the purpose of this Plan. Through the Conversion, Anthem Insurance will complete its obligations arising out of those mergers with respect to the Membership Interests of the members of those merged companies and certain customers of the successors to those companies following such mergers.

          D. The Conversion will not, in any way, change policy premiums or health care benefits to Statutory Members or policyholders.

          E. The Board believes that the Conversion will provide Anthem Insurance with greater financial flexibility. The Board believes that this financial flexibility will improve Anthem Insurance's access to capital to permit Anthem Insurance to expand existing business, develop new business opportunities and enhance its competitive position in the health benefits industry, and continue to improve service to customers. The Board, therefore, has unanimously determined that the Plan is in the best interests of Anthem Insurance, the Eligible Statutory Members and other Statutory Members and policyholders of Anthem Insurance, and is fair, reasonable and equitable to the Eligible Statutory Members and will not prejudice the interests of the other Statutory Members and policyholders of Anthem Insurance.


                                   ARTICLE I
                             Manner of Conversion
                             --------------------

          The manner in which the Conversion will occur, and the insurance and other companies that will result from or be directly affected by the Conversion, are as follows:

          Section 1.1.  Conversion to a Stock Insurance Company.  In accordance
          -----------   ---------------------------------------
with the Indiana Demutualization Law, Anthem Insurance will as of and following the Effective Date of the Conversion become a stock insurance company, organized and existing under the Indiana Insurance Law (Ind. Code 27-1 et. seq.). The Articles of Incorporation and By-Laws of Anthem Insurance, as amended upon the Effective Date of the Conversion, will be substantially in the forms attached as Exhibit A and Exhibit B, respectively. The Conversion is intended to qualify as a tax-free reorganization described in Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

          Section 1.2.  Parent Company.  (a) All of the outstanding capital
          -----------   --------------
stock of Anthem Insurance will, on and immediately following the Effective Date of the Conversion, be held by Anthem, Inc., a corporation to be formed under the Indiana Business Corporation Law. Anthem, Inc. will constitute a "parent company," meeting the requirements of Ind. Code 27-15-16-1. The Articles of Incorporation and By-Laws of Anthem, Inc. will be substantially in the forms attached as Exhibit C and Exhibit D, respectively.

          (b) Anthem, Inc. will initially be formed as a wholly owned subsidiary of Anthem Insurance. On the Effective Date of the Conversion and immediately prior to the cancellation of the capital stock of Anthem, Inc. then held by Anthem Insurance, as contemplated by Section 1.2(c)(iii) below, the Eligible Statutory Members will be entitled to receive the consideration described in
Article V of this Plan.

          (c) The Conversion will be effected through the following structure or series of transactions in the following order:

                (i) Anthem Insurance will convert to and become a stock company and issue to Anthem, Inc. all of the outstanding capital stock of Anthem Insurance.

                (ii) Anthem, Inc. will distribute to the Eligible Statutory Members the consideration described in Article V of this Plan.

                (iii) The capital stock of Anthem, Inc. owned by Anthem Insurance will be cancelled and cease to exist.


                (iv) The foregoing transactions are intended to qualify as tax-free transactions within the meaning of Sections 351 and 368 of the Code.

          Section 1.3.  Effectiveness of the Plan.  The Plan and the amendment
          -----------   -------------------------
and restatement of Anthem Insurance's Articles of Incorporation contemplated by
Section 1.1 (the "Articles Amendment") will become effective upon the date and time of approval of appropriate Articles of Amendment by the Indiana Secretary of State as provided in Ind. Code 27-1-8 unless a later date and time are specified in the Articles Amendment, in which event the Plan and the Articles Amendment will become effective and take place at the later date and time. The Effective Date shall be no more than 12 months after the date on which the Commissioner issues the order contemplated by Section 10.2, unless such period is extended by the Commissioner.

          Section 1.4.  Tax Considerations.  Anthem Insurance will not cause or
          -----------   ------------------
allow the Plan to become effective unless, on or prior to the Effective Date, and in any event reaffirmed as of the Effective Date, Anthem Insurance has received written Tax Opinions (and a ruling from the Internal Revenue Service, if deemed appropriate by Anthem Insurance), which collectively provide assurance substantially to the effect that, for federal income tax purposes:

                  (i) Neither Anthem Insurance nor Anthem, Inc. will recognize gain or loss as a result of the Conversion.

                  (ii) Each Eligible Statutory Member receiving solely Common Stock pursuant to Article VI will not recognize gain or loss as a result of the Conversion.

                  (iii) Each Eligible Statutory Member receiving cash pursuant to Article VI will recognize taxable income in the year in which the cash is received. The amount of such cash will generally constitute long term capital gain, provided that, on the date of the Conversion, the Policy held by such Eligible Statutory Member constitutes a capital asset and such Eligible Statutory Member's holding period of the Policy in respect of which the payment is made is more than 12 months, and subject to the limitations of
                         Section 302 of the Code, if applicable.

                  (iv) The basis of the shares of Common Stock to be received by each Eligible Statutory Member pursuant to Article VI will be zero.

                  (v) Provided that the applicable Policy or Policies held by an Eligible Statutory Member constitute a capital asset on the date of the Conversion, the holding period of the shares of Common Stock to be received by such Eligible Statutory Member pursuant to Article VI will include the period during which the Eligible Statutory Member held (A) such Policy, and (B) all Policies of which the Eligible Statutory Member has been a Holder from time to time through the Effective Date and under which the Eligible Statutory Member has had continuous health care benefits coverage with the same company (or such predecessor company from which its business was assumed in a merger described in Preliminary Statement
                         C) without a break in coverage of more than one day.

                  (vi) The summary of the principal income tax consequences to Eligible Statutory Members of their receipt of consideration set forth in the information provided to Statutory Members, to the extent it describes matters of law or legal conclusions, is, subject to the limitations and assumptions set forth therein, an accurate summary of the material federal income tax consequences to Eligible Statutory Members of the consummation of the Conversion under the federal income tax law and remains accurate under the applicable federal income tax law and other relevant authorities in effect as of the Effective Date, except for any developments between the date of the information provided to Statutory Members and the Effective Date that Anthem Insurance has determined are not materially adverse to the interests of Eligible Statutory Members.

          Section 1.5.  ERISA Plans; Tax-Qualified Policies.  (a) Anthem
          -----------   -----------------------------------
Insurance has applied to the Department of Labor for an exemption from Section 406(a) of the Employee Retirement Income Security Act of 1974 ("ERISA") and
Section 4975 of the Code with respect to the receipt of consideration pursuant to the Plan in respect of employee benefit plans subject to the provisions of such sections (the "DOL Exemption"). Notwithstanding any other provision of this Plan, if such exemption is not granted prior to the Effective Date of the Plan, Anthem Insurance may delay payment of such consideration, if necessary, for a period not to exceed six months following the Effective Date, by depositing such consideration in the form of cash or stock in a trust established in accordance with Section
12.6. Anthem Insurance will not cause or allow the Conversion to become effective unless, on or prior to the Effective Date, (i) the Department of Labor has granted such exemption, (ii) Anthem Insurance has, upon advice of counsel, otherwise determined and reported to the Commissioner that the distribution of consideration will not have an adverse effect on Eligible Statutory Members or on Anthem Insurance, or that the distribution of consideration will not constitute a prohibited transaction under ERISA or the Code, or (iii) a trust, as described in the preceding sentence, has been established in accordance with
Section 12.6.

          (b) Neither Anthem Insurance nor Anthem, Inc. nor any of their subsidiaries nor any of their or their subsidiaries' employees, officers or directors are or will be Eligible Statutory Members under any benefit or welfare plan established or maintained by Anthem Insurance, Anthem, Inc. or any of their subsidiaries for the benefit of such employees, officers or directors.

          (c) There are no Policies issued by Anthem Insurance that are part of tax-qualified retirement funding arrangements or individual retirement annuities described in Sections 401(a), 403(a), 403(b), 408 or 408A of the Code.

          Section 1.6.  Public Sale of Common Stock. (a) As contemplated by Ind.
          -----------   ---------------------------
Code 27-15-3-2(12)(E), on the Effective Date, Anthem, Inc. will offer and sell to the public shares of Common Stock (the "Public Offering") to raise capital for Anthem, Inc. and to provide cash for the cash payments to be made by Anthem, Inc. under Article VI.

          (b) Anthem Insurance and Anthem, Inc. will select as managing underwriters for the Public Offering investment banking firms of substantial national and/or regional reputation. The managing underwriters will conduct the Public Offering in a manner generally consistent with customary practices for initial public offerings of a type, size and nature comparable to the Public Offering. The Commissioner and the Commissioner's financial advisor will be given access to the process and information that leads to the pricing of the Common Stock in the Public Offering, it being understood that at the conclusion of the process a committee of the Board of Directors of Anthem, Inc. will make the final pricing determination in executive session. Such committee will consist of directors, the majority of whom are not officers or employees of Anthem Insurance or Anthem, Inc. or any of their subsidiaries, and no employees, officers or directors of, or legal counsel to, any of the underwriters for the Public Offering will serve on such committee. The Conversion will be subject to the Commissioner's (or her designee's) concurrence that the terms of the Public Offering are fair, reasonable and equitable to the Eligible Statutory Members.

          (c) In addition to the Public Offering, Anthem, Inc. may also raise capital or obtain funds substantially concurrently with the Public Offering through one or more of the following ("Other Capital Raising Transactions"):

               (i) A public offering or private placement of mandatorily convertible securities or trust preferred securities or similar instruments;

               (ii) A public offering or private placement of convertible or non-convertible preferred securities or similar instruments; and

               (iii) A public offering or private placement of debt securities, commercial paper issuances or bank or other borrowings.

          (d) The material terms of the securities to be offered in any proposed Other Capital Raising Transactions to be conducted substantially concurrently with the Public Offering will be provided to the Commissioner for the Commissioner's review not less than 30 days prior to the earlier of the distribution of any preliminary prospectus or preliminary offering memorandum, or commencement of the roadshow, or similar activity relating to any Other Capital Raising Transaction. The Conversion will be subject to the Commissioner's concurrence that the terms of any Other Capital Raising Transactions are fair, reasonable and equitable to the Eligible Statutory Members.

          (e) Anthem, Inc. will contribute to Anthem Insurance from the proceeds of the Public Offering and any Other Capital Raising Transactions an amount not less than the aggregate amount of the out-of-pocket costs and expenses incurred by Anthem Insurance in connection with the Conversion and related transactions. Any additional proceeds from the Public Offering and any Other Capital Raising Transactions will be used at the discretion of Anthem, Inc. for working capital and other general corporate purposes of Anthem, Inc.

          (f) Upon the completion of the Public Offering and any Other Capital Raising Transactions, Anthem Insurance's paid-in capital stock and surplus will be equal to an amount not less than the minimum paid-in capital stock and surplus required of a new domestic stock insurer upon initial authorization to transact like kinds of insurance.

          (g) The Indiana Department of Insurance and its financial advisors may, at their request, monitor the conduct of the Public Offering and any Other Capital Raising Transactions for compliance with the conditions set forth in this Section 1.6.

          Section 1.7.  Continuation of Corporate Existence.  Upon Anthem
          -----------   -----------------------------------
Insurance's conversion from a mutual insurance company into a stock insurance company pursuant to this Plan, Anthem Insurance shall continue as a stock insurance company as provided in Ind. Code 27-15-6-4.


                                  ARTICLE II
                    Extinguishment of Membership Interests
                    --------------------------------------

          All Membership Interests will be extinguished and will cease as of the Effective Date of the Conversion. The extinguishing of Membership Interests will occur by operation of law under the Indiana Demutualization Law on the Effective Date. The contract rights under every Policy will continue in force under the terms of the contract.

          Anthem Insurance will cease issuing or renewing Guaranty Policies as of the Effective Date, or as of such later date as all regulatory approvals required therefor have been obtained. If all such requisite regulatory approvals have not been obtained by the Effective Date, Anthem Insurance will continue to issue and renew Guaranty Policies in those states where such regulatory approvals have not yet been obtained, to the customers of its subsidiaries in those states specified in the respective merger agreements relating to the mergers described in Preliminary Statement C of this Plan; and the terms of such Guaranty Policies will be as required by such merger agreements except that provisions relating to Membership Interests will be inapplicable and will be omitted. At the same time that Anthem Insurance ceases to issue or renew Guaranty Policies with respect to a subsidiary as provided above, Anthem Insurance will issue a corporate guaranty to that subsidiary, the form of which guaranty will be subject to prior approval or non-disapproval by the Commissioner pursuant to Ind. Code 27-1-23-4.

                                  ARTICLE III
                         Distribution of Consideration
                         -----------------------------

          The Eligible Statutory Members will, upon the extinguishing of their Membership Interests, become entitled to receive aggregate consideration equal to the fair value of Anthem Insurance at the time of the Conversion as provided in Article V of this Plan.


                                  ARTICLE IV
              Determination of the Fair Value of Anthem Insurance
              ---------------------------------------------------

          Anthem Insurance has, with the assistance of its Financial Advisor and other advisors retained in connection with the Conversion and Public Offering, structured the Conversion and proposed Public Offering to provide fair value to the Eligible Statutory Members, and this Plan provides for Eligible Statutory Members to receive aggregate consideration equal to the fair value of Anthem Insurance at the time of the Conversion. In that regard, the Board has received written fairness opinions from the Financial Advisor, a qualified, independent financial advisor, confirming, subject to the limitations and qualifications in such opinions (which opinions will be reaffirmed to the Board as of the Effective Date), that: (i) the provision of aggregate consideration upon the extinguishing of Membership Interests under this Plan and the Articles Amendment is fair to the Eligible Statutory Members, as a group, from a financial point of view, and (ii) the total consideration to be paid to the Eligible Statutory Members under this Plan is equal to or greater than the statutory surplus of Anthem Insurance.


                                   ARTICLE V
              Form and Amount of Consideration to be Distributed
              --------------------------------------------------

          Section 5.1.  Aggregate Amount or Value.  The aggregate consideration
          -----------   -------------------------
to be distributed to the Eligible Statutory Members in exchange for their Membership Interests will be shares of Common Stock or cash, as provided in
Article VI, equal in value to one hundred million (100,000,000) shares of Common Stock (the "Allocable Shares"). Solely for purposes of calculating the amount of such consideration, each Eligible Statutory Member will be allocated (but not necessarily issued) shares of Common Stock in accordance with this Plan. The cash component of such aggregate consideration will be at least the amount of cash required to pay the distributions to Eligible Statutory Members of consideration as provided in Section 6.1(c). The cash component may be greater than such minimum amount pursuant to Section 6.1(d).

          Section 5.2.  Common Stock.  The Common Stock will be a class of
          -----------   ------------
securities that is registered under the Securities Exchange Act of 1934, as amended, and that is listed for trading on a nationally recognized stock exchange or on the Nasdaq National Market. Anthem, Inc. will use its best efforts to maintain such a listing for so long as Anthem, Inc. is a publicly traded company. The listing, and the efforts by Anthem, Inc. to maintain this listing, will satisfy any duty Anthem Insurance or Anthem, Inc. may have to assure that an active public trading market for the trading of Common Stock will develop. Neither Anthem Insurance nor Anthem, Inc. will have any obligation to provide a procedure for the disposition of shares of Common Stock, except as expressly stated in this Plan.

                                  ARTICLE VI
            Payment of Consideration to Eligible Statutory Members
            ------------------------------------------------------

          Section 6.1.  Method of Election.  Every Eligible Statutory Member
          -----------   ------------------
will be entitled to shares of Common Stock or cash in accordance with the following provisions:

          (a) Eligible Statutory Members who affirmatively request Common Stock in accordance with this Section 6.1(a) will be paid in shares of Common Stock, subject to the limitations set forth in Section 6.1(c). Eligible Statutory Members may elect to be paid in shares of Common Stock by properly completing the card included with the materials accompanying the notice of the Special Meeting and returning the card to Anthem Insurance. Anthem Insurance must receive the card on or prior to the date set by Anthem Insurance, which date shall be no earlier than the date set for the receipt of proxies to be used at the Special Meeting.

          (b) Eligible Statutory Members who fail to make a Common Stock election in accordance with Section 6.1(a), may be paid in cash, subject to the limitations set forth in Section 6.1(d).

          (c) Notwithstanding the foregoing provisions of Section 6.1(a), any Eligible Statutory Member (i) whose receipt of Common Stock would, in the judgment of Anthem, Inc., upon advice from counsel, fail to comply with the securities registration or other requirements of the applicable securities laws of the state of domicile of such Eligible Statutory Member (which state of domicile shall be determined based on such Eligible Statutory Member's mailing address as shown on the records of Anthem Insurance) or to whom the requirements necessary to qualify Common Stock for issuance in the state of domicile of such Eligible Statutory Member are excessively burdensome or expensive or are likely to be subject to unreasonable delays or (ii) whose address for mailing purposes as shown on the records of Anthem Insurance is located outside the United States, will receive cash.

          (d) At the discretion of Anthem Insurance and Anthem, Inc., and subject to receipt of sufficient proceeds from the Public Offering or availability of funds from other sources (including, without limitation, Other Capital Raising Transactions), cash may be paid to Eligible

Statutory Members who fail to make a Common Stock election as provided in
Section 6.1(a). The maximum amount of "available cash" that may be paid pursuant to this Section 6.1(d) shall be determined by Anthem Insurance and Anthem, Inc. based upon such companies' liquidity and capital resources positions, and such tax and other factors as are deemed appropriate in the judgment of such companies (it being understood that Anthem, Inc. and Anthem Insurance intend and will use their best commercially reasonable efforts, consistent with their capital and liquidity needs and projections, to assure that funds sufficient to pay cash to a substantial number of Eligible Statutory Members will be utilized for cash payments under this Section 6.1(d)). Cash paid to Eligible Statutory Members under this Section 6.1(d) will be based on the number of shares allocated to such Eligible Statutory Members in increasing order until the total amount of available cash has been fully distributed, with those Eligible Statutory Members with the fewest number of Allocable Shares being paid in cash first. Furthermore, if there are two or more such Eligible Statutory Members under this Section 6.1(d) who have the same number of Allocable Shares and there is insufficient available cash to pay all such Eligible Statutory Members, then the remaining available cash shall be distributed first to those of such Eligible Statutory Members with the earliest date of coverage. After application of the foregoing procedures, all other Eligible Statutory Members (that is, Eligible Statutory Members other than those receiving cash pursuant to Section 6.1(c) or those already receiving Common Stock pursuant to Section 6.1(a)), will be paid consideration in the form of shares of Common Stock. All calculations required to be made pursuant to this Section 6.1(d) will be based on consultation with and the advice of the tax advisor that provided the Tax Opinion required under Section 1.4 of this Plan.

          Section 6.2.  Payment in Common Stock. (a) Anthem Insurance and
          -----------   -----------------------
Anthem, Inc. will (i) issue to each Eligible Statutory Member, in book-entry form as uncertificated shares, the shares of Common Stock allocated to such Eligible Statutory Member for which such Eligible Statutory Member will not receive consideration in the form of cash, and (ii) use commercially reasonable efforts to mail to each such Eligible Statutory Member an appropriate notice that a designated number of shares of Common Stock have been registered in the name of such Eligible Statutory Member not later than six weeks or such longer period as approved by the Commissioner (but not later than six months, except as provided under Section 12.6) after the Effective Date. Upon written request of the registered holder of such shares issued in book-entry form as uncertificated shares, Anthem, Inc. will mail a stock certificate representing such shares to or at the direction of the registered holder.

          (b) Common Stock distributed to any Eligible Statutory Member who is allocated and receives thirty thousand (30,000) or more shares of Common Stock may not be sold, transferred, pledged, hypothecated or otherwise transferred or assigned by such Eligible Statutory Member until one hundred eighty (180) days after the Effective Date, except for: (i) sales in accordance with the large holder sale program procedures and restrictions set forth in Exhibit E to this Plan, (ii) any transfer that occurs by operation of law, or (iii) any transfer as to which Anthem, Inc. consents or agrees in writing at the written request of the holder thereof. With the consent of the Commissioner, upon a showing of good cause by Anthem, Inc., the detailed terms and provisions of the large holder sale program procedures and restrictions set forth in Exhibit E may be corrected, modified or revised.

          Section 6.3.  Payment in Cash.  (a) If consideration is to be paid to
          -----------   ---------------
an Eligible

Statutory Member in the form of cash under Section 6.1(c) or 6.1(d), the amount of such consideration will be equal to the number of shares of Common Stock allocated to the Eligible Statutory Member as determined in accordance with
Article VII, multiplied by (i) the price at which Common Stock is offered to the public in the Public Offering (the "IPO Price") or (ii), if the average of the closing prices of the Common Stock (on the primary exchange where the Common Stock is listed) for the twenty (20) consecutive trading days commencing with the Effective Date exceeds 110% of the IPO Price, by the sum of the IPO Price plus the lesser of (A) the amount by which such average closing price exceeds 110% of the IPO Price or (B) 10% of the IPO Price.

                (b) If consideration is to be paid to an Eligible Statutory Member in cash under Section 6.1, Anthem, Inc. will use commercially reasonable efforts to make payment of such consideration not later than six weeks or such longer period as approved by the Commissioner (but not later than six months, except as provided under Section 12.6) after the Effective Date of this Plan, by check net of any applicable withholding tax.

                Section 6.4.  Commission-Free Odd Lot Program.  (a) In order to
                -----------   -------------------------------
benefit those Eligible Statutory Members who receive fewer than 100 shares of Common Stock, Anthem, Inc. will, subject to the provisions of Section 6.4(b), establish a commission-free program which will begin at such time after the 180th day following the Effective Date and before the 12 month anniversary of the Effective Date, and will continue for three months or for such longer period of time as the Board of Directors of Anthem, Inc. may determine to be appropriate and in the best interest of Anthem, Inc. and its shareholders. Pursuant to such program, each Eligible Statutory Member who receives under this Plan of Conversion and continues to hold 99 or fewer shares of Common Stock will be entitled to sell at prevailing market prices all, but not less than all, of the shares of Common Stock received by such shareholder, without paying brokerage commissions or administrative or similar expenses. As a part of such program, each Eligible Statutory Member who receives under this Plan of Conversion and continues to hold 99 or fewer shares of Common Stock will also be entitled to purchase at prevailing market prices additional shares to round-up their holdings to 100 shares, without paying brokerage commissions or other administrative or similar expenses. Anthem, Inc. will establish administrative procedures for the delivery of requests to sell or purchase shares of Common Stock and for the sale or purchase of such shares of Common Stock through such program. Such administrative procedures may include procedures under which shares of Common Stock are offered to Anthem, Inc. for repurchase at prevailing market prices when, during any particular day of the program, the number of shares requested to be sold exceeds the number of shares requested to be purchased pursuant to round-up requests.

                (b) Such program will be conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933 and will otherwise comply with all applicable securities and other laws. With the consent of the Commissioner, upon a showing of good cause by Anthem, Inc., the terms, procedures and provisions (including time periods), of such program may be extended, modified, revised or limited, or such program may be delayed or suspended.

                                  ARTICLE VII
             Method or Formula for the Allocation of Consideration
             -----------------------------------------------------

          The Board has received a written actuarial opinion from Robert H. Dobson, Dale S. Hagstrom, and Daniel J. McCarthy, consulting actuaries associated with Milliman USA, as to the reasonableness and appropriateness of the methodology or formula used to allocate consideration among Eligible Statutory Members, consistent with the Indiana Demutualization Law. The method or formula for the allocation of the consideration among the Eligible Statutory Members will be as follows:

          Section 7.1.  Allocation of Allocable Shares.  Each Eligible Statutory
          -----------   ------------------------------
Member will be allocated from the Allocable Shares a number of shares of Common Stock equal to the sum of:

          (a) a fixed component of consideration equal to twenty-one (21) shares of Common Stock (regardless of the size, type or number of Policies held by such Eligible Statutory Member); and

          (b) a variable component of consideration equal to the portion, if any, of the Aggregate Variable Component allocated with respect to such Eligible Statutory Member.

          Section 7.2.  Aggregate Fixed Component and Aggregate Variable
          -----------   ------------------------------------------------
Component.  The Allocable Shares will be allocated first to provide for the
---------
number of shares of Common Stock required for the aggregate fixed component of consideration allocable pursuant to Section 7.1(a) in respect of all Eligible Statutory Members (the "Aggregate Fixed Component"), and the remainder of the Allocable Shares will constitute the aggregate variable component of consideration (the "Aggregate Variable Component").

          Section 7.3.  Allocation of Aggregate Variable Component.  (a) The
          -----------   ------------------------------------------
Aggregate Variable Component will be allocated in accordance with the principles set forth below and the calculation of Actuarial Contribution described in the Actuarial Contribution Memorandum (the "Actuarial Contribution Memorandum") attached as Exhibit F.

          (b) The Aggregate Variable Component will be allocated to Eligible Statutory Members as follows:

          (i) Such allocation will be made by multiplying an Equity Share (defined below) for each Eligible Statutory Member by the number of shares of Common Stock constituting the Aggregate Variable Component and, for each Eligible Statutory Member, rounding such result to the nearest whole number of shares (with one-half being rounded upward). Because of such rounding, the aggregate of Eligible Statutory Members' variable components will not necessarily be equal to the Aggregate Variable Component.

          (ii) The Equity Share for each Eligible Statutory Member will be equal to the ratio of the Actuarial Contribution attributable to such Eligible Statutory Member to the sum of all Actuarial Contributions attributable to all Eligible Statutory Members.

          (iii) Anthem Insurance will make a reasonable determination of the dollar amount of the Actuarial Contribution for each Eligible Statutory Member, which will be zero or a positive number (negative Actuarial Contributions will be deemed and treated as zero Actuarial Contributions), according to the principles and methodologies set forth in detail in the Actuarial Contribution Memorandum.

          (iv) Calculation of Actuarial Contributions will take into account and include the rights and interests of Eligible Statutory Members holding Policies, including Guaranty Policies (or certificates of coverage thereunder, as applicable), to the full extent called for by Section 8.5 of Anthem Insurance's Articles of Incorporation as in effect prior to the Effective Date.

          (v) Each such Actuarial Contribution will be determined on the basis of Anthem Insurance's records as of the Actuarial Contribution Date.


                                 ARTICLE VIII
                                 Closed Block
                                 ------------

          Anthem Insurance has no Policies or other insurance policies or health care benefit contracts or certificates that require the payment of dividends or as to which any person has any reasonable expectation for the payment of dividends. Accordingly, no closed block nor any other method or procedure will be established to provide for the determination and preservation of reasonable dividend expectations of Eligible Statutory Members or other policyholders.


                                  ARTICLE IX
                    Address and Telephone Number of Anthem
                    --------------------------------------

          The address and telephone number of Anthem Insurance will be unchanged by the Conversion, and each Statutory Member and other policyholder of Anthem Insurance will receive notification of such information along with a notice of hearing outlined in Section 10.3 of this Plan and in Ind. Code 27-15-4-4.


                                   ARTICLE X
                         Approval by the Commissioner
                         ----------------------------

          Section 10.1  Application.  Anthem Insurance will file with the
          ------------  -----------
Commissioner an application (the "Application") for approval of this Plan, including the Articles Amendment. The Application will include the documents and information required by Ind. Code 27-15-3-2.

          Section 10.2.  Commissioner's Public Hearing on the Plan;
          ------------   ------------------------------------------
Commissioner's Order.  This Plan is subject to the approval of the Commissioner.
--------------------
The Commissioner will hold a hearing on the Plan and the Articles Amendment (the "Public Hearing"). Statutory Members and other persons wishing to make comments and submit information may submit written statements before or at the Public Hearing and may also appear and be heard at the Public Hearing. The Commissioner will issue within thirty (30) days after the last day of the Public Hearing an order approving or disapproving the Application, the Plan and the Articles Amendment pursuant to Ind. Code 27-15-4-7.

          Section 10.3.  Notice of Public Hearing.  (a) Written notice by Anthem
          ------------   ------------------------
Insurance of the Public Hearing, in a form satisfactory to the Commissioner, will be mailed by first class mail by Anthem Insurance at Anthem Insurance's expense at least thirty (30) days prior to the Public Hearing to Anthem Insurance's Statutory Members and other policyholders. Such notice will be mailed to the address of each Statutory Member or other policyholder of Anthem Insurance as such address is shown on Anthem Insurance's records on the Adoption Date (or such other address as may be provided in writing to Anthem Insurance by the Voting Member a reasonable period of time prior to the mailing of the notice). Such notice of Public Hearing will include a brief statement of the subject of the hearing, the date, time and location of the Public Hearing, a description of the Statutory Members eligible to vote on the Plan and the Articles Amendment, a statement that the Statutory Members and the public may examine at the Indiana Department of Insurance the public record portion of the Application submitted to the Commissioner, the address and telephone number of Anthem Insurance, and such additional information as the Commissioner may require.

          (b) Anthem Insurance will also give prior notice of such Public Hearing by publication in The Indianapolis Star and USA Today (National Edition) (or, with the approval of the Commissioner, any other newspaper of national circulation) and in a newspaper of any other city specified by the Commissioner. The notice will be published at least two times at intervals of not less than two weeks, the first publication to be not more than forty-five days and the last publication not less than fifteen days before the Public Hearing. The notice of the Public Hearing will be in a form satisfactory to the Commissioner and state the purpose of the Public Hearing and the date, time, and place where the Public Hearing will occur.

          Section 10.4.  Findings Required for Approval.  The Commissioner shall
          ------------   ------------------------------
approve the Application and permit the Conversion under this Plan and the Articles Amendment if the Commissioner finds, following the Public Hearing: (a) that the amount and form of consideration is fair in the aggregate and to each member class; (b) that this Plan and the Articles Amendment comply with the Indiana Demutualization Law and other applicable laws; are fair, reasonable and equitable to the Eligible Statutory Members; and will not prejudice the interests of the other Statutory Members and policyholders of Anthem Insurance; and (c) that the total consideration provided to Eligible Statutory Members upon the extinguishing of Anthem Insurance's Membership Interests is equal to or greater than the surplus of Anthem Insurance.

                                  ARTICLE XI
                         Approval by Statutory Members
                         -----------------------------

          Section 11.1.  Voting.  (a) Anthem Insurance will hold a special
          ------------   ------
meeting of Statutory Members (the "Special Meeting") within a time period complying with Ind. Code 27-15-5-2. At the Special Meeting, the Statutory Members eligible to vote will be entitled to vote on the proposal to approve the Plan and the Articles Amendment in person or by proxy. The Statutory Members eligible to vote at the Special Meeting will be the Statutory Members of Anthem Insurance as of the Adoption Date ("Voting Members"), which will be the record date for the Special Meeting. A Voting Member may vote by proxy if the proxy was solicited and obtained from the Voting Member for the express purpose of voting on the Plan and the Articles Amendment, and if the proxy solicitation materials were provided to and approved by the Commissioner before they were mailed or provided to the Voting Member.

          (b) The Plan and the Articles Amendment are subject to the approval of not less than two-thirds of the votes of the Voting Members voting thereon in person or by proxy at the Special Meeting at which at least 10% of the Voting Members must be represented in person or by proxy. The Voting Members will vote as a single class.

          (c) Each Voting Member will be entitled to one vote, regardless of the size, type or number of Policies held by such Voting Member. Two or more persons who qualify as Voting Members under a single Policy will be deemed one Voting Member for purposes of voting and collectively will be entitled to one vote.

          Section 11.2.  Notice of Special Meeting.  (a) Anthem Insurance will
          ------------   -------------------------
mail notice of the Special Meeting by first class mail to all Voting Members. The notice will comply with Ind. Code 27-15-5-3 and set forth the reasons for the vote and the date, time and place of the Special Meeting, and will enclose one proxy form for each Voting Member. Such notice and proxy form will be mailed, at least 30 days prior to the Special Meeting, to the address of each Voting Member as it appears on the records of Anthem Insurance on the Adoption Date (or such other address as may be provided in writing to Anthem Insurance by the Voting Member a reasonable period of time prior to the mailing of the notice). The notice will be in a form satisfactory to the Commissioner.

          (b) Such notice of the Special Meeting will be accompanied by a proxy form and information relevant to the Special Meeting, including a copy of this Plan and other explanatory information, all as set forth in Ind. Code 27-15-5-3.

                                  ARTICLE XII
                             Additional Provisions
                             ---------------------

          Section 12.1.  Holders of Policies.  The Holder of any Policy as of
          ------------   -------------------
any date specified in the Plan will be determined by Anthem Insurance on the basis of Anthem Insurance's records as of such date in accordance with the following provisions:

          (a) The Holder of a Policy that is an individual insurance policy or health care benefits contract is the Person specified in such Policy as the policy or contract holder, unless no policy or contract holder is so specified, in which case the Holder of the Policy will be deemed to be the Person in whose name the application for the Policy was made.

          (b) Except as provided in Section 12.1(c), the Holder of a Policy that is a group insurance policy or group health care benefits contract is the Person or Persons specified in such Policy as the policy or contract holder unless no policy or contract holder is so specified, in which case the Holder is the Person (other than Anthem Insurance) on whose behalf the policy or contract was executed.

          (c) The Holder of a Policy that is a certificate of coverage or participation issued under a group insurance policy or health benefits contract issued to an Administrative Trust is (i) with respect to such a Policy issued prior to the Ohio Merger, the employer, association or individual to whom the certificate of coverage was issued under the policy or contract or (ii) with respect to such a Policy issued after the Ohio Merger, (A) in the case of a certificate of coverage issued to an employer or association, the participants to whom reimbursement benefits under the certificate of coverage are payable (or on whose behalf payments may be made to providers) or (B) in the case of a certificate of coverage issued to an individual, that individual. The trustee of any such trust shall not be a Statutory Member or a Holder.

          (d) Except as provided in Section 12.1(c), the Holder of a Policy that is a certificate of coverage issued under a group insurance agreement or health care benefits contract is the Person specified in the certificate of coverage as the holder thereof unless no holder or certificate holder is so specified, in which case the Holder of such Policy will be deemed to be the Person to whom reimbursement benefits under the certificate of coverage are payable (or on whose behalf payments may be made to providers).

          (e) In no event may there be more than one Holder of a Policy, although more than one Person may constitute a single Holder. If a Person holds a Policy with one or more other Persons, they will constitute a single Holder with respect to the Policy, and any consideration allocated in accordance with
Article VII will be distributed jointly to or on behalf of such Persons.

          (f) Except as otherwise set forth in this Section 12.1, the identity of the Holder of a Policy is determined by Anthem Insurance without giving effect to any interest of any other Person in such Policy.

          (g) In any situation not expressly covered by the foregoing provisions of this Section 12.1, or as to which application of the foregoing provisions is unclear, the Holder of a Policy, as reflected on the records of Anthem Insurance and determined in good faith by Anthem Insurance, will be presumed to be the Holder of such Policy for purposes of this Section 12.1, and, except for administrative errors, Anthem Insurance will not be required to examine or consider any other facts or circumstances.

          (h) The mailing address of a Holder as of any date for purposes of the Plan will be the Holder's last known address as shown on the records of Anthem Insurance as of such date.

          (i) Any dispute as to the identity of the Holder of a Policy or the right to vote or receive consideration will be determined in accordance with the foregoing or Ind. Code 27-15 or such other procedures as may be acceptable to the Commissioner.

          Section 12.2.  In Force.  (a) A Policy will be deemed to be in force
          ------------   --------
("In Force") as of any date if, as shown on Anthem Insurance's records on such date, the effective date of such Policy occurs on or prior to such date, and as of such date the required premium has been received by Anthem Insurance and such Policy, as shown on Anthem Insurance's records on such date, has not expired or otherwise been surrendered or terminated; provided that a Policy will be deemed to be In Force during any applicable grace period for non-payment of premiums as administered by Anthem Insurance.

          (b) With respect to a Policy that is a certificate of coverage or participation issued under a group insurance policy or health care benefits contract issued to an Administrative Trust, the Policy will be deemed to be In Force as of any date if, as of such date, the Holder has requested and has been approved or deemed approved for participation in the Administration Trust or coverage is otherwise in effect under the Policy, as shown on Anthem Insurance's records.

          (c) Any dispute as to whether a Policy is In Force will be resolved in accordance with the foregoing or such other procedures as may be acceptable to the Commissioner.

          Section 12.3.  Confidentiality.  Anthem Insurance will receive the
          ------------   ---------------
confidential treatment of documents in accordance with Ind. Code 27-15-7 et seq.

          Section 12.4.  Acquisition of Ownership.  Except for the acquisition
          ------------   ------------------------
by Anthem, Inc. of all of the outstanding capital stock of Anthem Insurance pursuant to Article II, for five years following the Effective Date of the Conversion no Person or Persons acting in concert (other than Anthem Insurance, Anthem, Inc., any other company that is directly or indirectly wholly-owned by Anthem, Inc., or any employee benefit plans or trusts sponsored by Anthem Insurance or Anthem, Inc.) may directly or indirectly acquire, or agree or offer to acquire, in any manner the beneficial ownership of five percent (5%) or more of the outstanding shares of any class of a voting security of Anthem Insurance or Anthem, Inc., other than in compliance with Ind. Code 27-15-13-2 or any
                 ----- ----
regulations promulgated thereunder.

          Section 12.5.  Restriction on Stock to Directors and Executive
          ------------   -----------------------------------------------
Officers.  For a period of six months following the Effective Date, neither
--------
Anthem, Inc. nor Anthem Insurance, nor any of their subsidiaries, will make any grants of Common Stock or options to purchase Common Stock to any director, executive officer or member of a specified group of additional senior management executives (approximately 50 in number) of Anthem, Inc. and Anthem Insurance. The exercise price per share of any options to purchase Common Stock granted to any such persons at the expiration of such time will be not less than 100% of the fair market value of Common Stock on the date of the grant of such option.

          Section 12.6.  Trust.  Pursuant to Ind. Code 27-15-12-1, all or part
          ------------   -----
of the consideration to be distributed to Eligible Statutory Members may be delayed by more than six months following the Effective Date, but only by establishing one or more trusts for the purpose of holding assets on and following the Effective Date that are adequate to satisfy certain claims against Anthem Insurance and remaining unresolved on the Effective Date. Any such trust(s) will be effective and will hold assets on the Effective Date consisting of the consideration that otherwise would be distributed to affected Eligible Statutory Members. Any such trust(s), (a) will be in a form approved by the Commissioner, (b) will in all respects comply with the requirements of Ind. Code 27-15-12-2, (c) will be upon terms and conditions that ensure that the transactions described in this Plan qualify as tax-free transactions within the meaning of Sections 351 and 368 of the Code and (d) will provide that neither the Eligible Statutory Members nor the other policyholders of Anthem Insurance are subject to any income tax from any income received by any such trust(s) without the consent of the Commissioner.

          Section 12.7.  Amendment or Withdrawal of Plan.  This Plan may be
          ------------   -------------------------------
modified, amended, withdrawn or terminated only in a manner consistent with the provisions of the Indiana Demutualization Law and by action of the majority of directors on the Board of Anthem Insurance. After this Plan has been approved by the Voting Members pursuant to Article XI, no modification, amendment, withdrawal or termination of this Plan will require further approval by the Voting Members unless such further approval is required by the Board or the Commissioner or by applicable law.

          Section 12.8.  Corrections.  Anthem Insurance may, until the Effective
          ------------   -----------
Date, by an instrument executed by its President, Chief Executive Officer or any Executive Vice President, attested by its Secretary or Assistant Secretary under Anthem Insurance's corporate seal and submitted to the Commissioner, make such modifications as are appropriate to correct errors, clarify existing items or make additions to correct manifest omissions in the Plan (including the Exhibits). Anthem Insurance may in the same manner also make such modifications as may be required by the Commissioner after the Public Hearing as a condition of approval of the Plan. No such correction or modification will require approval by the Voting Members unless such approval is required by the Board or the Commissioner. Subject to the terms of the Plan, Anthem, Inc. may issue additional shares of Common Stock and take any other action it deems appropriate to remedy errors or miscalculations made in connection with the Plan.

          Section 12.9  Adjustment of Share Numbers.  In order to effect a
          ------------  ---------------------------
filing range (in the registration statement under the Securities Act of 1933, as amended, relating to the Public Offering) for the price of the Common Stock, Anthem Insurance may adjust, by vote of the Board or a duly authorized committee thereof at any time before the Effective Date and with the prior approval of the Commissioner, the number of shares of Common Stock set forth in the definition of Allocable Shares. Upon such an adjustment, the number of shares set forth in
Section 7.1(a) as the fixed component of consideration will be adjusted proportionately; and the number of shares resulting from any such adjustment will be rounded up or down to the nearest whole share.

          Section 12.10.  Notices.  If Anthem Insurance complies substantially
          -------------   -------
and in good faith with the Indiana Demutualization Law with respect to any required notice to Statutory

Members, its failure in any case to give the notice to any Person entitled to notice does not impair the validity of actions taken under the Indiana Demutualization Law or this Plan or entitle the Person to any injunctive or other relief.

          Section 12.11.  Costs and Expenses.  Anthem Insurance will pay the
          -------------   ------------------
expenses of any accountants, actuaries, attorneys, and other experts hired by the Commissioner to review any matter under the Indiana Demutualization Law with respect to this Plan.

          Section 12.12.  Captions and Headings.  The captions and headings of
          -------------   ---------------------
this Plan have been inserted for convenience of reference only and will not affect the meaning or interpretation of this Plan.

          Section 12.13.  Governing Law.  The terms of this Plan will be
          -------------   -------------
governed by and construed in accordance with the laws of the State of Indiana.

          Section 12.14.  Judicial Review.  Pursuant to Ind. Code 27-15-15-2,
          -------------   ---------------
all petitions for judicial review of, and any action challenging the validity of or arising out of the approval or disapproval of or any action proposed to be taken under any order or determination of the Commissioner in connection with this Plan must be filed not later than thirty (30) days after the order or determination is issued by the Commissioner.

          Section 12.15.  Stock Incentive Plan.  On or before the Effective
          -------------   --------------------
Date, Anthem, Inc. intends to adopt a stock incentive plan (the "Stock Plan"). The Stock Plan will allow for the grant of stock options, restricted stock, stock appreciation rights, performance stock and performance awards. Subject to the restrictions of Section 12.5, directors, executives and employees, as selected by the Compensation Committee of the Board of Directors of Anthem, Inc., will be eligible to participate in and receive grants or awards under the Stock Plan. The Compensation Committee will administer the Stock Plan and will have complete discretion to determine whether to grant incentive awards, the types of incentive awards to grant and any requirements and restrictions relating to incentive awards. The Stock Plan will reserve for issuance under its terms not more than five percent (5%) of the Common Stock outstanding after giving effect to both the Conversion and the Public Offering, plus it will reserve an additional up to two percent (2%) of the Common Stock so outstanding solely for issuance under grants of stock options that may be made to substantially all employees of Anthem Insurance and its subsidiaries (and for issuance under similar grants that may be made to new employees of Anthem Insurance or its subsidiaries). The exercise price per share of any options to purchase Common Stock granted under the Stock Plan will be not less than 100% of the fair market value of Common Stock on the date of the grant of such option. No options granted under the Stock Plan will be exercisable more than ten years after the date of grant.


                                 ARTICLE XIII
                                  Definitions
                                  -----------

          Section 13.1.  General Terms.  For all purposes of this Plan, except
          ------------   -------------
as otherwise expressly provided or unless the context otherwise requires:

        (1) The terms defined in this Article XIII will, when used in this Plan, have the meanings assigned to them in this Article XIII and include the plural as well as the singular.

        (2) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular article, section, subsection or other subdivision.

        Section 13.2.  Specific Terms.  For all purposes of this Plan, except
        ------------   --------------
as otherwise expressly provided, the following terms will have the meanings set forth below:


"Actuarial Contribution" shall mean, with respect to a particular Eligible
 ----------------------
Statutory Member, the contributions to Anthem Insurance's statutory surplus, as calculated according to the principles, assumptions and methodologies set forth in this Plan and the Actuarial Contribution Memorandum, by all Policies (a) of which the Eligible Statutory Member has been the Holder through the Effective Date, and (b) under which the Eligible Statutory Member has had continuous health care benefits coverage with the same company (or the predecessor company from which its business was assumed in a merger described in Preliminary Statement C of this Plan) without a break of more than one day.

"Actuarial Contribution Date" shall mean June 30, 2000.
 ---------------------------

"Actuarial Contribution Memorandum" shall have the meaning specified in Section
 ---------------------------------
7.3(a).

"Administrative Trust" shall mean certain trusts established for the
 --------------------
administrative convenience of the insurer, all of which were established by Community Mutual Insurance Company or Community Insurance Company.

"Adoption Date" shall have the meaning specified in the first paragraph of this
 -------------
Plan.

"Aggregate Fixed Component" shall have the meaning specified in Section 7.2.
 -------------------------

"Aggregate Variable Component" shall have the meaning specified in Section 7.2.
 ----------------------------

"Allocable Shares" shall have the meaning specified in Section 5.1.
 ----------------

"Anthem Insurance" shall have the meaning specified in the first paragraph of
 ----------------
this Plan.

"Anthem, Inc." shall have the meaning specified in Section 1.2.
 ------------

"Annual Statement" shall mean the financial statement required to be filed with
 ----------------
the Commissioner under Ind. Code 27-1-20-21.

"Application" shall have the meaning set forth in Section 10.1.
 -----------

"Articles Amendment" shall have the meaning set forth in Section  1.3.
 ------------------

"Board" shall have the meaning specified in the first paragraph of this Plan.
 -----

"Code" shall have the meaning specified in Section 1.1.
 ----

"Commissioner" shall mean the Commissioner of Insurance of the State of Indiana,
 ------------
or a governmental officer, body, or authority as may after the date hereof succeed the Commissioner as the primary regulator of Anthem Insurance's financial condition under applicable law.

"Common Stock" shall mean the voting common stock of Anthem, Inc.
 ------------

"Conversion" shall have the meaning specified in Preliminary Statement A in this
 ----------
Plan.

"DOL Exemption" shall have the meaning set forth in Section 1.5(a).
 -------------

"Effective Date" shall mean the date on which the Conversion contemplated by
 --------------
this Plan becomes effective in accordance with the Indiana Demutualization Law and Section 1.3.

"Eligible Statutory Member" shall mean a Person who (a) is a Statutory Member of
 -------------------------
Anthem Insurance on the Adoption Date and continues to be a Statutory Member of Anthem Insurance on the Effective Date, and (b) has had continuous health care benefits coverage with the same company during the period between those two dates under any Policy or Policies without a break of more than one day.

"Equity Share" shall have the meaning specified in Section 7.3(b)(ii).
 ------------

"ERISA" shall have the meaning specified in Section 1.5(a).
 -----

"Financial Advisor" shall mean Goldman, Sachs & Co. or any other investment
 -----------------
banking firm that shall be acceptable to the Commissioner.

"Guaranty Policy" shall mean the individual or group guaranty insurance policies
 ----------------
issued by Anthem Insurance at the time of or following and pursuant to the terms of Anthem Insurance's 1993 merger with Southeastern Mutual Insurance Company, Anthem Insurance's 1995 merger with the Community Mutual Insurance Company, and Anthem Insurance's 1997 merger with Blue Cross & Blue Shield of Connecticut, Inc.

"Holder" shall mean with respect to any Policy, the Person or Persons specified
 ------
or determined pursuant to Section 12.1

"In Force" shall have the meaning specified in Section 12.2
 --------

"Indiana Demutualization Law" shall have the meaning specified in Preliminary
 ---------------------------
Statement A of this Plan.

"IPO Price" shall have the meaning specified in Section 6.3.
 ---------

"Membership Interests" shall mean (i) the voting rights of Statutory Members of
 --------------------
Anthem Insurance as provided by law and by Anthem Insurance's Articles of Incorporation and Bylaws; and (ii) the rights of Statutory Members of Anthem Insurance to receive cash, stock, or other consideration in the event of a conversion to a stock insurance company under the Indiana Demutualization Law or a dissolution under Ind. Code 27-1-10, as provided by those laws and by Anthem Insurance's Articles of Incorporation and Bylaws.

"Ohio Merger" shall mean the merger in 1995 of Community Mutual Insurance
 -----------
Company with and into Anthem Insurance.

"Other Capital Raising Transactions" shall have the meaning specified in Section
 ----------------------------------
1.6(c).

"Person" shall mean an individual, corporation, limited liability company, joint
 ------
venture, partnership, association, trust, trustee, unincorporated entity, organization or government or any department or agency thereof. A Person who is a Holder of Policies in more than one legal capacity (e.g. a trustee under separate trusts) will be deemed to be a separate Person in each such capacity.

"Plan" shall have the meaning specified in the first paragraph of this Plan.
 ----

"Policy" shall mean: (a) any individual insurance policy or health care benefits
 ------
contract that has been issued by Anthem Insurance and under which the Holder thereof is a member of Anthem Insurance with Membership Interests; (b) any certificate issued by Anthem Insurance under a group insurance policy or health care benefits contract under which certificate the Holder thereof is a member of Anthem Insurance with Membership Interests; or (c) certificates of membership issued by Anthem Insurance in or under Guaranty Policies under which certificate the Holder thereof is a member of Anthem Insurance with Membership Interests. "Policy" shall also be deemed to mean and include certain certificates of coverage or participation issued under a group insurance policy or health care benefits contract issued to an Administrative Trust, in accordance with Section 12.1(c).

"Public Hearing" shall have the meaning specified in Section 10.2.
 --------------

"Special Meeting" shall have the meaning specified in Section 11.1.
 ---------------

"Statutory Member" shall mean as of any specified date any Person who, in
 ----------------
accordance with the records, articles of incorporation and by-laws of Anthem Insurance, is the Holder of an In Force Policy.

"Stock Plan" shall have the meaning specified in Section 12.15.
 ----------

"Tax Opinion" shall mean an opinion of a nationally recognized tax counsel or a
 -----------
firm of certified public accountants selected by Anthem Insurance.

"United States" shall mean the States of the United States, the District of
 -------------
Columbia, the Commonwealth of Puerto Rico and Territories of the United States within the meaning of Section 2(6) of the Securities Act.

                                   EXHIBIT A


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                       ANTHEM INSURANCE COMPANIES, INC.
                       --------------------------------


   Anthem Insurance Companies, Inc. (hereinafter referred to as the "Corporation"), duly existing under the Indiana Insurance Law and desiring to amend and restate its Articles of Incorporation in connection with its conversion from a mutual insurance company to a stock insurance company under the Indiana Demutualization Law, submits the following Amended and Restated Articles of Incorporation:


                                   ARTICLE I
                                     NAME
                                     ----

   The name of the Corporation is Anthem Insurance Companies, Inc.


                                  ARTICLE II
                         ADDRESS AND REGISTERED AGENT
                         ----------------------------

   The post office address of the Corporation's principal office at the time of the effectiveness of these Amended and Restated Articles of Incorporation is 120 Monument Circle, Indianapolis, Indiana 46204. The name and address of the Corporation's registered agent at the time of effectiveness of these Amended and Restated Articles of Incorporation is Nancy L. Purcell, 120 Monument Circle, Indianapolis, Indiana 46204.


                                  ARTICLE III
                    PURPOSES AND POWERS; PLAN OR PRINCIPLE
                    --------------------------------------

   Section 3.1.  Purposes and Powers.  The purpose or purposes for which the
   -----------   -------------------
Corporation has been formed are as follows: to make or write all or any one or more of the kinds of insurance and reinsurance comprised in any one of Classes 2 and 3 under Section 27-1-5-1 of the Indiana Insurance Law, including, but not limited to, insurance for hospitalization expenses, medical and surgical expenses, illness expenses, and any and all other health care expenses to the extent fixed in coverage certificates and contracts, such insurance being in Class 2(a) under Section 27-1-5-1 of the Indiana Insurance Law, and to do all things necessary and appropriate for carrying on the business of such an insurance company. The Corporation shall have and may exercise all of the rights, privileges and powers set forth in Section 27-1-7-2 of the Indiana Insurance Law, and as otherwise authorized by the Indiana Insurance Law, and shall have the power to do all acts and things necessary, convenient or expedient to carry out the purposes for which it was formed.

   Section 3.2.  Plan or Principle.  The plan or principle upon which the
   -----------   -----------------
business of the Corporation is to be conducted in the State of Indiana and other states is as follows:

      (a) To inaugurate, operate and maintain hospital service plans by which hospitalization will be furnished to those in need of hospital service who obtain coverage certificates or contracts from this Corporation, to the extent provided in such certificates or contracts.

      (b) To enter into contracts with hospitals for such hospitals to furnish hospital care to those entitled to it under the terms of the coverage certificates or contracts of the Corporation.

      (c) To enter into contracts of insurance providing for hospital care for persons named in the applications for coverage, with an assignment from such persons by which payments thereunder shall be made directly to the hospitals which render the service and not to the beneficiaries named in the service contracts.

      (d) To carry on business as a voluntary employee beneficiary association for the payment of hospital expenses to the extent provided in the service contracts or policies.

      (e) To develop and conduct an indemnity plan of insurance against the cost of medical and surgical care, and to operate under the Indiana Insurance Law as a stock insurance company on the indemnity plan, and to be the instrumentality through which prepayment for medical and surgical care may be arranged for those who are covered by the Corporation.

      (f) To issue policies in the form of coverage certificates, as approved by the appropriate state departments of insurance, to those who obtain insurance in the Corporation.

      (g) To issue policies guaranteeing the payment of medical, surgical, hospital and other health care benefits to persons who are entitled to such benefits under contracts with insurance companies, health maintenance, preferred provider, or similar organizations owned by or affiliated with the Corporation.

      (h) To do all things necessary and appropriate for carrying on the business of such an insurance company, and to exercise all of the general rights and privileges and powers authorized by the Indiana Insurance Law.

      (i) To enter into contracts of insurance and issue coverage certificates for all or any one or more of the kinds of insurance and reinsurance comprised in any one of Classes 2 and 3 of Section 27-1-5-1 of the Indiana Insurance Law, including, but not limited to, insurance providing for the payment of hospitalization expenses, medical and surgical expenses, illness expenses, and any and all other health care expenses.

                                  ARTICLE IV
                              PERIOD OF EXISTENCE
                              -------------------

   The term for which the Corporation is to continue as a corporation shall be perpetual.


                                   ARTICLE V
                                 CAPITAL STOCK
                                 -------------

   Upon effectiveness of these Amended and Restated Articles of Incorporation, the Corporation shall have authority to issue up to Five Hundred Million (500,000,000) shares of capital stock, which shall be of one class and kind any may be referred to as Common Stock. Each share of Common Stock shall have a par value of One Dollar ($1.00). Upon effectiveness of these Amended and Restated Articles of Incorporation, and pursuant to the Corporation's conversion from a mutual to a stock company under the Indiana Demutualization Law, the Corporation has issued and outstanding a total of One Hundred Million (100,000,000) shares of its Common Stock and has an additional paid-in capital or additional paid-in surplus in respect of that issued and outstanding Common Stock of not less than ___________________________ ($____________).


                                  ARTICLE VI
                     INCORPORATORS, OFFICERS AND DIRECTORS
                     -------------------------------------

   Section 6.1.  Original Incorporators, Officers and Directors.  The name,
   -----------   ----------------------------------------------
occupation and post office address of each of the incorporators, officers and Directors at the time of the original incorporation of the Corporation in 1944 is included within the original incorporation documents of the Corporation, which are hereby incorporated by reference.

   Section 6.2.  Current Directors.  The name, occupation and post office
   -----------   -----------------
address of each Director of the Corporation as of the effectiveness of these Amended and Restated Articles of Incorporation are as follows:

          Name                   Occupation                  Address
          -----                  ----------                  -------

                     [Insert information prior to filing]

     Section 6.3.  Current Officers.  The name, title and post office address of
     -----------   ----------------
each officer of the Corporation as of the effectiveness of these Amended and Restated Articles of Incorporation are as follows:

          Name                     Title                       Address
          ----                     -----                       -------

                     [Insert information prior to filing]

                                  ARTICLE VII
                              BOARD OF DIRECTORS
                              ------------------

     Section 7.1.  Management.  The business of the Corporation shall be managed
     -----------   ----------
by a Board of Directors. The Directors shall have all of the qualifications, powers and authority and shall be subject to all limitations as set forth in the Indiana Insurance Law. The number of Directors of the Corporation shall not be less than five (5) nor more than nineteen (19), the exact number to be specified from time to time in the manner provided by the Corporation's By-Laws. The number of Directors at the time of effectiveness of these Amended and Restated Articles of Incorporation is thirteen (13).

     Section 7.2.  Vacancy.  Any vacancy on the Board of Directors caused by
     ------------  -------
resignation, removal, death or other incapacity or increase in the number of Directors may be, at the discretion of the Board, filled by a majority vote of the remaining Directors, or left unfilled until the next meeting of shareholders. The failure of the Board of Directors or the shareholders to fill one or more vacancies on the Board of Directors or to elect a full Board of Directors shall not in any way prevent or restrict the Board of Directors from exercising the powers of the Corporation or from directing its business and affairs.

    Section 7.3.  Removal of Directors.  Any one or more of the members of the
    ------------  --------------------
Board of Directors may be removed only at a meeting of the shareholders or Directors called expressly for that purpose. Removal by the shareholders requires an affirmative vote of the holders of outstanding shares representing at least two-thirds (2/3) of all the votes then entitled to be cast at an election of Directors. Removal by the Board of Directors requires an affirmative vote of at least two-thirds (2/3) of all Directors. No Director may be removed except as provided in this Section 7.3.

    Section 7.4.  By-Laws.  The Board of Directors shall have the exclusive
    -----------   -------
power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the Corporation, in the manner provided therein.


                                 ARTICLE VIII
                           MEETINGS OF SHAREHOLDERS
                           ------------------------

  Section 8.1.  Shareholder Meetings.  All meetings of shareholders shall be
  -----------   --------------------
held at such place, within or without the State of Indiana, as designated by the Board of Directors or the other persons calling the meeting.

  Section 8.2.  Action Without Meeting.  Any action required or permitted to be
  -----------   ----------------------
taken at any meeting of the shareholders may be taken without a meeting, if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder and delivered to the Corporation for inclusion in the minutes for filing with the corporate records. The record date for determining the shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same affect as a unanimous vote of all shareholders and may be described as such in any document.


                                  ARTICLE IX
                                INDEMNIFICATION
                                ---------------

  Section 9.1.  Indemnification.  The Corporation shall indemnify every Eligible
  -----------   ---------------
Person (certain capitalized terms used in this Article IX are defined below) against all Liability and Expense that may be incurred by him or her in connection with or resulting from any Claim to the fullest extent authorized or permitted by the Indiana Insurance Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), or otherwise consistent with the public policy of the State of Indiana. In furtherance of the foregoing, and not by way of limitation, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (a) if such Eligible Person is Wholly Successful, on the merits or otherwise, with respect to the Claim, or (b) if not Wholly Successful, then if such Eligible Person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal Claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent,
                                          ---- ----------
shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this Section 9.1. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interest if the Eligible Person reasonably believed he or she was acting in conformity with the requirements of such Act, or he or she reasonably believed his or her actions to be in the interests of the participants in or beneficiaries of the plan.

  Section 9.2.  Definitions.
  -----------   -----------

  (a) The term "Claim" as used in this Article IX shall include every pending, threatened or completed claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, formal or informal, in which an Eligible Person may become involved as a party or otherwise (i) by reason of his or her being or having been an Eligible Person, or (ii) by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.

  (b) The term "Eligible Person" as used in this Article IX shall mean every person (and the estate, heirs and personal representatives of such person) who is or was a Director, officer or employee of the Corporation or who, while a Director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, member, manager, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving as a Director, officer, trustee, employee, agent or fiduciary of an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

  (c) The terms "Liability" and "Expense" as used in this Article IX shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of, an Eligible Person.

  (d) The term "Wholly Successful" as used in this Article IX shall mean (i) termination of any Claim, whether on the merits or otherwise, against the Eligible Person in question without any finding of liability or guilt against him or her, (ii) approval by a court or agency, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (iii) the expiration of a reasonable period of time after the threatened making of any Claim without commencement of an action, suit or proceeding and without any payment or promise made to induce a settlement.

  (e) As used in this Article IX, the term "Corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation of such consolidation or merger so that any Eligible Person who is or was a Director, officer or employee of such a constituent entity, or is or was serving at the request of such constituent entity as a Director, officer, partner, trustee, employee, member, manager, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit, limited liability company or other organization or entity, whether for profit or not, shall stand in the same position under this Article XI with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

  Section 9.3.  Advancement of Expenses.  Expenses incurred by an Eligible
  -----------   -----------------------
Person who is a Director of the Corporation in defending any Claim shall be paid by the Corporation in advance of the final disposition of such Claim promptly as they are incurred upon receipt of an undertaking by or on behalf of such Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification. Expenses incurred by any other Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification.

  Section 9.4.  Non-Exclusivity.  The rights of indemnification and advancement
  -----------   ---------------
of expenses provided in this Article IX shall be in addition to any rights to which any Eligible Person may otherwise be entitled. The Board of Directors may, at any time and from time to time, (i) approve indemnification of any Eligible Person to the fullest extent authorized or permitted by the provisions of applicable law or otherwise consistent with the public policy of the State of Indiana, whether on account of past or future transactions, and (ii) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability or Expense asserted against or incurred by him or her in such capacity or arising out of his or her status as an Eligible Person, whether or not the Corporation would have the power to indemnify him or her against such Liability or Expense.

  Section 9.5.  Contract.  The provisions of this Article IX shall be deemed to
  -----------   --------
be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment or modification of this Article IX that occurs subsequent to such person becoming an Eligible Person.


                                   ARTICLE X
                             AMENDMENT OF ARTICLES
                             ---------------------

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation or in any amendment hereto or to add any provision to these Amended and Restated Articles of Incorporation or to any amendment hereto in any manner now or hereafter prescribed or permitted by the provisions of the Indiana Insurance Law as from time to time in effect or by the provisions of any other applicable statute of the State of Indiana; and all rights conferred upon shareholders in these Amended and Restated Articles of Incorporation or any amendment hereto are granted subject to this reservation.

                                   EXHIBIT B

                             AMENDED AND RESTATED
                                    BY-LAWS
                                      OF
                       ANTHEM  INSURANCE COMPANIES, INC.
                       ---------------------------------

                          Effective ________________



                                   ARTICLE I

                         Meetings of the Shareholders
                         ----------------------------


     Section 1.1.  Annual Meetings.  The annual meeting of the shareholders of
     -----------   ----------------
the Corporation for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held within the first five (5) months of each year, on such date, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation in the City of Indianapolis, Indiana.

     Section 1.2.  Special Meetings.  Special meetings of the shareholder may be
     -----------   -----------------
called by the President, Board of Directors, the Chairman of the Board or the shareholders as provided by law.

     Section 1.3.  Notice.  A written or printed notice stating the place, day,
     -----------   -------
and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary, or by the officers or persons calling the meeting, to each Shareholder entitled by the Amended and Restated Articles of Incorporation and by the Indiana Insurance Law to vote at such meeting, at such address as appears upon the records of the Corporation, at least thirty (30) days before the date of the meeting. Notice of any meeting of the shareholders may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

     Section 1.4.  Quorum.  The presence at any meeting of shareholders, in
     -----------   -------
person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise required by law.

     Section 1.5.  Adjournments.  If a quorum shall not be present in person or
     -----------   -------------
represented by proxy authorized and eligible to vote at a meeting of shareholders, it shall be the duty of the shareholders present to adjourn the meeting from day to day thereafter, until a quorum shall be obtained as above. No notice of any kind shall be required to be given the shareholders of the Corporation of any such adjourned meeting or meetings. If any annual meeting is adjourned as above, the election of Officers shall be deferred until a quorum shall have been obtained.


     Section 1.6.  Proxies.  Any Shareholder entitled to vote may vote by proxy,
     -----------   --------
provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling or by facsimile) by the Shareholder personally or by such Shareholder's duly authorized attorney in fact. Shares standing in the name of a corporation, other than the Corporation, may be voted by such officer, agent or proxy as the board of directors of such corporation may appoint or as the by-laws of such corporation may prescribe. An appointment of proxy is effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes and is effective for eleven (11) months, unless a shorter or longer period is expressly provided in the proxy.


                                  ARTICLE II
                                   Directors
                                   ---------

     Section 2.1.  Number of Directors.  The number of Directors shall be fixed
     -----------   --------------------
by the Board of Directors from time to time and shall fall within the range prescribed by the Corporation's Amended and Restated Articles of Incorporation.

     Section 2.2.  Terms of Directors.  The Directors shall be divided into
     -----------   -------------------
three (3) groups as nearly equal in number as the then fixed number of directors permits, with the term of office of the first group to expire at the 2002 annual meeting of shareholders, and the term of office of the second group to expire at the 2003 annual meeting of members; and the term of office of the third group to expire at the 2004 annual meeting of shareholders; and at each annual meeting of shareholders, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same group as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of shareholders. A Director may not serve on the Board of Directors for more than twelve (12) years; provided, however, neither any years of service before the 1993 annual meeting of members, nor service while also acting as President, Chief Executive Officer or Chairman of the Board, shall be counted for purposes of this limitation.

     Section 2.3.  Eligibility of Directors.  A majority of the Board shall at
     -----------   -------------------------
all times be Public Members. A Public Member is one who is neither an employee of nor has an ownership interest in a health care provider and is not engaged in the active practice of a profession which provides health care services. Upon reaching the age of seventy (70), a Director shall no longer be eligible for reelection to the Board of Directors, although the Director may complete his or her unexpired term. Other requirements as to eligibility shall be determined by the Board of Directors, but in determining the eligibility of persons to become Members of the Board of Directors, consideration shall be given to the individual's knowledge and experience as to general business issues.

     Section 2.4.  Election of Directors.  The terms of office of all elected
     -----------   ----------------------
Directors shall begin on the date of their election or as soon thereafter as they can qualify by taking and subscribing an oath that he or she will, insofar as the duty devolves upon such person, faithfully, honestly and diligently administer the affairs of the Corporation, and that he or she will not knowingly violate or willingly permit to be violated any of the provisions of law applicable to the Corporation, all as required by the laws of the State of Indiana.

     Section 2.5.  Regular Meetings of Directors. A meeting of the Directors
     -----------   ------------------------------
shall be held each year immediately following the annual meeting of the shareholders; and in addition thereto, meetings of the Directors shall be held no less than three (3) times per year. Notice of the meetings, giving the time and place thereof, shall be mailed by the Secretary to each of the Directors not less than three (3) days before the date of the meeting.

     Section 2.6.  Special Meetings of Directors.  Special meetings of the
     -----------   ------------------------------
Directors may be called by the Chairman of the Board or the Chief Executive Officer, or by one quarter (1/4) of the whole authorized number of Directors, at such time as the officer or Directors calling the meeting shall designate. Notice thereof giving the time, place, and purpose or purposes for the meeting shall be (a) mailed by the Secretary to each of the Directors not less than three (3) days before the date of the meeting, or (b) given personally or by telephone, telegraph, facsimile or other electronic communication, not less than twenty-four (24) hours before the date of the meeting.

     Section 2.7.  Place of Meetings.  All meetings of the Directors shall be at
     -----------   ------------------
the principal office of the Corporation or at such other place as may be designated by the Chairman of the Board or the Chief Executive Officer or approved by the Board of Directors.

     Section 2.8.  Conduct of Meetings.  The Chairman of the Board, and in his
     -----------   --------------------
or her absence, the Chief Executive Officer or, in the absence of both of them, another Director selected by a majority of the Directors in attendance, shall preside over all Directors' meetings. The Secretary, and in his or her absence, an Assistant Secretary, shall act as Secretary of all meetings and keep correct and complete minutes of the meetings.

     Section 2.9.  Quorum.  A majority of the whole Board of Directors shall be
     -----------   -------
necessary to constitute a quorum for the transaction of any business, except the filling of vacancies, and the act of a majority of the Board of Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is otherwise provided by these Amended and Restated By-Laws, the Amended and Restated Articles of Incorporation or the Indiana Insurance Law.

     Section 2.10.  Vacancies.  Any vacancy that may occur in the membership of
     ------------   ----------
the Board of Directors caused by an increase in the number of Directors or otherwise shall be filled by a majority vote of the remaining members of the Board until the next annual meeting of the shareholders. Any vacancy in the membership of the Board of Directors caused by death, resignation or disqualification of a Director shall be filled by a majority vote of the remaining membership of the Board for the unexpired term of such Directorship.

     Section 2.11.  Duties.  The Board of Directors shall be the governing
     ------------   -------
entity and generally manage the fiscal and business affairs of this Corporation and discharge such duties as are required of it by law. Every Director, when elected, shall take and subscribe the oath provided in Section 2.4 of these Amended and Restated By-Laws.

     Section 2.12.  Additional Duties of Directors.  In addition to such other
     ------------   -------------------------------
duties as may be imposed upon the Directors, the Directors shall keep a record of the attendance of Directors at the meetings of the Board and shall make a report, showing the names of the Directors, the number of meetings of the Board, regular and special, the number of meetings attended and the number of meetings from which each Director was absent, which report shall be read at the annual meeting of shareholders and incorporated into the minutes thereof.


                                  ARTICLE III

                                   Officers
                                   --------


     Section 3.1.  Officers.  The officers of the Corporation shall be the
     -----------   --------
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer, each of whom shall be elected by the Board of Directors. Any two (2) or more offices may be held by the same person, except that the person holding the office of Secretary shall not hold the office of either Chairman, Chief Executive Officer or President. The Chief Executive Officer shall have the authority to appoint administrative officers such as Vice Presidents, Assistant Secretaries and Assistant Treasurers, to perform such functions and duties as prescribed and approved by the Chief Executive Officer.

     Section 3.2.  Election and Term of Office.  The officers of the Corporation
     -----------   ---------------------------
shall be elected by the Board of Directors at a meeting to be held each year immediately following the annual meeting of the shareholders. Each officer shall be elected for a term of one (1) year and shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

     Section 3.3.  Eligibility.  Only members of the Board of Directors shall be
     -----------   -----------
eligible for election to the offices of Chairman of the Board and Chief Executive Officer.

     Section 3.4.  Removal.  Any officer elected by the Board of Directors may
     -----------   -------
be removed by the Board of Directors, upon recommendation of the Chief Executive Officer whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 3.5.  Vacancies.  Any vacancy in any office because of death,
     -----------   ---------
resignation, removal, or otherwise, may be filled by the Board of Directors, with due consideration given to the recommendation of the Chief Executive Officer, for the unexpired portion of the term.

                                  ARTICLE IV
                              Duties of Officers
                              ------------------

     Section 4.1.  Chairman of the Board.  The Chairman of the Board shall
     -----------   ---------------------
preside at all meetings of the Board of Directors and of the shareholders and shall also perform such other duties as may be required by law or as may be delegated to him or her by the Board of Directors.

     Section 4.2.  Chief Executive Officer.  The Chief Executive Officer of the
     -----------   -----------------------
Corporation shall have direct management authority and responsibility over the business and affairs of the Corporation, subject only to policy decisions of the Board of Directors. The Chief Executive Officer shall see that all corporate policies, orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties as may be required by law or as may be delegated to him or her by the Board of Directors.

     Section 4.3.  President.  The President shall perform such duties as may be
     -----------   ---------
required by law or as may be delegated to him or her by the Board of Directors or by the Chief Executive Officer.

     Section 4.4.  Treasurer.  The Treasurer shall have the care and custody of
     -----------   ---------
and be responsible for funds and securities of the Corporation, all of which shall be deposited in banks and depositories designated by or in a manner authorized by the Board of Directors. The Treasurer shall direct the keeping of a record of all receipts and disbursements and shall prepare or have prepared a report to be presented at the annual meeting of the shareholders. The Treasurer shall direct the manner in which records shall be kept of all financial transactions of the Corporation. The Treasurer shall give bond for the faithful performance of his or her duties in such sum as the Board of Directors may from time to time require.

     Section 4.5.  Secretary.  The Secretary of the Corporation shall keep the
     -----------   ---------
minutes of all meetings of the shareholders, the Board of Directors, and all Board Committees in books provided for that purpose and shall be authorized to authenticate records of the Corporation. The Secretary shall attend to the giving and receiving of all notices of the Corporation. The Secretary shall perform such other duties as may be required by law or as may be delegated to him or her from time to time by the Board of Directors or by superior officers of the corporation.

                                   ARTICLE V
                           Execution of Instruments
                           ------------------------

  The Board of Directors shall have the power at all times to designate by what officers all bills, notes, checks, vouchers, orders, contracts, deeds and mortgages or any other written instruments of the Corporation shall be executed. In the absence of such designation, the Chief Executive Officer shall be authorized to execute all such documents and instruments.

                                  ARTICLE VI
                                  Committees
                                  ----------

          Section 6.1.  Executive Committee.  The Board of Directors may appoint
          -----------   -------------------
three (3) or more members to an Executive Committee. The Executive Committee shall, subject to the restrictions of Section 6.7 hereof, be authorized to exercise the authority of the full Board of Directors at any times other than during regular or special meetings of the Board of Directors. All actions taken by the Executive Committee shall be reported at the first regular meeting of the Board of Directors following such actions. Members of the Executive Committee shall serve at the pleasure of the Board of Directors.

          Section 6.2.  Compensation Committee.  The Board of Directors may
          -----------   ----------------------
appoint three (3) or more members to a Compensation Committee. The duties of the Compensation Committee shall be to: (a) consider and recommend to the Board of Directors and management the overall compensation programs of the Corporation; (b) review and approve the compensation payable to the senior management personnel of the Corporation; (c) review significant changes in employee benefit plans and stock related plans; and (d) administer the Corporation's stock plans.

          Section 6.3.  Audit Committee.  The Board of Directors may appoint
          -----------   ---------------
three (3) or more members to an Audit Committee. The duties of the Audit Committee shall be to: (a) recommend to the Board of Directors the selection of and engagement arrangements for the independent public accountants and auditors for each fiscal year; (b) recommend to the Board of Directors as to the advisability of having the independent public accountants and auditors make specified studies and reports regarding auditing matters, accounting procedures, tax or other matters; (c) review the results of the audit for each fiscal year;
(d) review such accounting policies of the Corporation as appropriate; (e) review the coordination between the independent public accountants and auditors and the Corporation's chief accounting officer; (f) review the scope and procedures of the Corporation's internal audit work and the quality and composition of the Corporation's internal audit staff; and (g) review all related party transactions. In addition, the audit committee shall review quarterly and annual financial statements (including reserves and taxes); review quarterly investment reports, portfolio performance and asset allocation; review budget and long-term forecasts; review and recommend to the Board any increases in the Corporation's debt facilities and changes in capital structure; and review and recommend to the Board any changes in investment policy.

          Section 6.4.  Planning Committee.  The Board of Directors may appoint
          -----------   ------------------
three (3) or more members to a Planning Committee. The duties of the Planning Committee shall be to: (a) assist the Chief Executive Officer in developing strategies to achieve the strategic plan; (b) review the annual operating plan for the Corporation; (c) review integration plans for mergers, acquisitions and other corporate transactions of the Corporation as requested by the Board or the Chief Executive Officer; (d) track the Corporation's performance to its plans; and (e) review specific strategic planning issues as and when requested by the Board or the Chief Executive Officer.

          Section 6.5.  Board Governance and Executive Development Committee.
          -----------   ----------------------------------------------------
The Board of Directors may appoint three (3) or more members to a Board Governance and Executive Development Committee. The duties of the Board Governance and Executive Development Committee shall be to: (a) review the background and qualifications of potential board members; (b) review the performance of the Board of Directors; (c) recommend training plans for Directors to improve performance; and (d) prepare a slate of nominees to fill directorships up for election each year, vacancies as they occur, and skill needs as they arise. In addition, the Board Governance and Executive Development Committee shall assist the Chief Executive Officer in the design and implementation of an executive training and development program and counsel the Chief Executive Officer in the selection of executives for succession planning.

          Section 6.6.  Other Committees.  The Board of Directors may create one
          -----------   ----------------
(1) or more committees in addition to any Executive Committee, Compensation Committee, Audit Committee, Planning Committee or Board Governance and Executive Development Committee and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. The committee may exercise the authority of the Board of Directors to the extent specified in the resolution. Each committee may have one (1) or more members, and all the members of such committee shall serve at the pleasure of the Board of Directors.

          Section 6.7.  Limitations on Committees; Notice, Quorum and Voting.
          -----------   ----------------------------------------------------

          (a) Neither the Executive Committee, Compensation Committee, Audit Committee, Planning Committee, Board Governance and Executive Development Committee nor any other committee hereafter established may:

     (1) authorize dividends or other distributions, except a committee may authorize or approve a dividend or distribution or a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors;

     (2) approve or propose to shareholders action that is required to be approved by shareholders;

     (3)  fill vacancies on the Board of Directors or on any of its committees;

     (4) amend the Corporation's Articles of Incorporation under Ind.Code 27-1-8-3(b);

     (5)  adopt, amend, repeal, or waive provisions of these By-Laws;

     (6)  approve a plan of merger not requiring shareholder approval; or

     (7) authorize or approve the issuance or sale or a contract for sale of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take the action described in this Section 6.7(a)(7) within limits prescribed by the Board of Directors.

          (b) Except to the extent inconsistent with the resolutions creating a committee, Sections 2.5 through 2.9 of these By-Laws, which govern meetings, notice and waiver of notice, quorum and voting requirements and participation in meetings of the Board of Directors other than in person, apply to each committee and its members as well.

     Section 6.8.  Committees Reporting.  All Committees established pursuant to
     -----------   --------------------
this Article VI shall report to the annual meeting of shareholders and such report shall include names of Committee members, number of meetings held, and committee activities from the previous period.


                                  ARTICLE VII
                                  Fiscal Year

     The fiscal year of the Corporation shall be the calendar year.


                                 ARTICLE VIII
                               Financial Reports
                               -----------------

  At a regular meeting of the Board of Directors following the end of each fiscal quarter, and at such other intervals as the Board may direct, a financial report shall be made to the Board by the Chief Financial Officer, the Treasurer and/or Assistant Treasurer showing a balance sheet, a statement of operations and the manner in which the assets are invested. At the annual meeting of the shareholders, the Chief Financial Officer, the Treasurer and/or Assistant Treasurer shall submit a report, verified by the independent certified public accountants, showing the financial condition and results of operations of the Corporation for the preceding calendar year.


                                  ARTICLE IX
                                     Stock
                                     -----

     Section 8.1.  Certificates of Stock; Uncertificated Shares; Execution.
     -----------   -------------------------------------------------------
The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Certificates for shares of the Corporation shall be signed by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

          Section 8.2.  Contents.  Each certificate issued after the adoption of
          -----------   --------
these By-Laws shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares.

          Section 8.3.  Transfers.  Except as otherwise provided by law or by
          -----------   ---------
resolution of the Board of Directors, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment, or authority to transfer, and delivered to the Secretary or an Assistant Secretary.

          Section 8.4.  Stock Transfer Records.  There shall be entered upon the
          -----------   ----------------------
stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind, and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred, and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each, which shall be updated periodically as determined by the Secretary, but not less frequently than quarterly, and which shall be updated as of each record date established with respect to a meeting of shareholders or other shareholder action. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

          Section 8.5.  Transfer Agents and Registrars.  The Board of Directors
          -----------   ------------------------------
may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

          Section 8.6.  Loss, Destruction, or Mutilation of Certificates.  The
          -----------   ------------------------------------------------
holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents, and registrars, if any, against any claim that may be made against them or any of them with respect to the shares represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

          Section 8.7.  Form of Certificates.  The form of the certificates for
          -----------   --------------------
shares of the Corporation shall conform to the requirements of Section 8.2 of these By-Laws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.


                                   ARTICLE X
                                   Amendment
                                   ---------

     These Amended and Restated By-Laws may be altered, amended or repealed, either in whole or in part, by the affirmative action of a two-thirds (2/3) of the Directors attending any meeting of the Board, when quorum requirements are met, whether regular or special, provided notice pursuant to Sections 2.5 or 2.6, as the case may be, shall have been given in advance of the meeting of the intent to so alter, amend or repeal, stating in such notice the action proposed to be taken .

                                   EXHIBIT C

                           ARTICLES OF INCORPORATION
                                      OF
                                 ANTHEM, INC.


          The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation"), pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the "Corporation Law"), executes the following Articles of Incorporation:


                                   ARTICLE I
                                     Name
                                     ----

          The name of the Corporation is Anthem, Inc.


                                  ARTICLE II
                              Purposes and Powers
                              -------------------

          Section 2.1.  Purposes of the Corporation.  The purpose for which the
          -----------   ---------------------------
Corporation is formed is to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

          Section 2.2.  Powers of the Corporation.  The Corporation shall have
          -----------   -------------------------
(a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.


                                  ARTICLE III
                               Term of Existence
                               -----------------

          The period during which the Corporation shall continue is perpetual.

                                  ARTICLE IV
                          Registered Office and Agent
                          ---------------------------

          The street address of the Corporation's registered office at the time of adoption of these Articles of Incorporation is 120 Monument Circle, Indianapolis, Indiana 46204, and the name of its Resident Agent at such office at the time of adoption of these Articles of Incorporation is Nancy Purcell.


                                   ARTICLE V
                               Authorized Shares
                               -----------------

          Section 5.1.  Authorized Classes and Number of Shares.  The total
          -----------   ---------------------------------------
number of shares which the Corporation has authority to issue shall be one billion (1,000,000,000) shares, consisting of nine hundred million (900,000,000) shares of common stock, $0.01 par value per share (the "Common Stock"), and one hundred million (100,000,000) shares of preferred stock, without par value (the "Preferred Stock").

          Section 5.2.  General Terms of All Shares.  The Corporation shall have
          -----------   ---------------------------
the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to
Section 5.5 hereof describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

          The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

          When the Corporation receives the consideration specified in a subscription agreement entered into before incorporation, or for which the Board of Directors authorized the issuance of shares, as the case may be, the shares issued therefor shall be fully paid and nonassessable.

          The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series). Except as otherwise provided in Section 5.4, the Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

          Section 5.3.  Voting Rights of Shares.
          -----------   -----------------------

          (a) Common Stock.  Except as otherwise provided by the Corporation Law
              ------------
and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock have unlimited voting rights. Shares of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one (1) vote per share on all matters submitted to a vote of the shareholders of the Corporation. Shares of Common Stock shall not have cumulative voting rights.

          (b) Preferred Stock.  Except as required by the Corporation Law or by
              ---------------
the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the Preferred Stock or a series thereof, the holders of Preferred Stock shall have no voting rights or powers. Shares of Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the Preferred Stock or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

          Section 5.4.  Other Terms of Common Stock.
          -----------   ---------------------------

          (a) Shares of Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation.

          (b) Subject to the rights of the holders of any outstanding Preferred Stock issued under Section 5.5 hereof, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time at the discretion of the Board of Directors.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled under this Article V, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

          Section 5.5.  Other Terms of Preferred Stock.
          -----------   ------------------------------

          (a) Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Stock and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Stock before the issuance of any shares of that series by the adoption of an amendment to these Articles of Incorporation that specifies the terms of the series of Preferred Stock. All shares of a series of Preferred Stock must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Articles of Incorporation so provides, no series of Preferred Stock need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Stock.

          Before issuing any shares of a series of Preferred Stock, the Board of Directors shall adopt an amendment to these Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:

               (1) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

               (2) To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation Law);

               (3) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

                    (A) the dividend rate, if any, of such series;

                    (B) any limitations, restrictions, or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

                    (C) the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Stock and shares of any other series of Preferred Stock; and

                    (D) the form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

               (4) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be

                    (A) at the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event;

                    (B) for cash, indebtedness, securities, or other property or any combination thereof; and

                    (C) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

               (5) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Stock and shares of any other series of Preferred Stock; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;

               (6) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

               (7) To determine whether or not the issue of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issue of additional shares imposed in the provisions of these Articles of Incorporation fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section 5.5 and, if subject to additional restrictions, the extent of such additional restrictions; and

               (8) Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Articles of Incorporation or any amendment hereof.

          (b) Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with subsection (a) of this Section 5.5.


                                  ARTICLE VI
                                   Directors
                                   ---------

          Section 6.1.  Number.  The number of Directors of the Corporation
          -----------   ------
shall not be less than five (5) nor more than nineteen (19), the exact number to be specified from time to time in the manner set forth in the By-Laws. The Board of Directors at the time of adoption of these Articles of Incorporation is composed of thirteen (13) members. The By-Laws shall provide for staggering the terms of the members of the Board of Directors by dividing the total number of Directors into three (3) groups (with each group containing one-third (1/3) of the total, as near as may be) whose terms of office expire at different times.

          Notwithstanding the first sentence of this Section 6.1, any amendment to the By-Laws or any resolution of the Board of Directors that would effect:

          (a) any increase in the number of Directors over such number as then in effect,

          (b) any reduction in the number of Directors below such number as then in effect, or

          (c) any elimination or modification of the groups or terms of office of the Directors as the By-Laws then in effect may provide,

shall also be approved by the affirmative vote of a majority of the entire number of Directors of the Corporation who then qualify as Continuing Directors with respect to all Related Persons (as such terms are defined for purposes of Article VIII hereof).

          Section 6.2.  Qualifications.  Directors need not be shareholders of
          -----------   --------------
the Corporation or residents of this or any other state in the United States.

          Section 6.3.  Vacancies.  Vacancies occurring in the Board of
          -----------   ---------
Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

          Section 6.4.  Liability of Directors.  A Director's responsibility to
          -----------   ----------------------
the Corporation shall be limited to discharging his or her duties as a Director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

          In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

          (b) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

          (c) A committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;

but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.4 unwarranted.

          A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director's office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

          Section 6.5.  Factors to be Considered by Board.  In determining
          -----------   ---------------------------------
whether to take or refrain from taking any action with respect to any matter, including making or declining to make any recommendation to shareholders of the Corporation, the Board of Directors may, in its discretion, consider both the short term and long term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects thereof on the Corporation's present and future employees, suppliers and customers of the Corporation and its subsidiaries, the communities in which offices or other facilities of the Corporation are located, and any other factors the Directors consider pertinent.

          Section 6.6.  Removal of Directors.  Any or all of the members of the
          -----------   --------------------
Board of Directors may be removed only at a meeting of the shareholders or Directors called expressly for that purpose. Removal by the shareholders requires an affirmative vote of the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of all the votes then entitled to be cast at an election of Directors. Removal by the Board of Directors requires an affirmative vote of both (a) a majority of the entire number of Directors at the time, and (b) a majority of Directors who then qualify as Continuing Directors (as such term is defined for purposes of Article VIII hereof). No Director may be removed except as provided in this Section 6.6.

          Section 6.7.  Election of Directors by Holders of Preferred Stock.
          -----------   ---------------------------------------------------
The holders of one (1) or more series of Preferred Stock may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the series of Preferred Stock.


                                  ARTICLE VII
                     Provisions for Regulation of Business
                     and Conduct of Affairs of Corporation
                     -------------------------------------

          Section 7.1.  Meetings of Shareholders.  Meetings of the shareholders
          -----------   ------------------------
of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

          Section 7.2.  Special Meetings of Shareholders.  Special meetings of
          -----------   --------------------------------
the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time only by the Board of Directors or the officers authorized to do so by the By-Laws. Shareholders of the Corporation shall not be authorized to call a special meeting of shareholders.

          Section 7.3.  Quorum.  Unless the Indiana Business Corporation Law
          -----------   ------
provides otherwise, at all meetings of shareholders, twenty-five percent (25%) of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          Section 7.4.  Meetings of Directors.  Meetings of the Board of
          -----------   ---------------------
Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise, (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

          Section 7.5.  Action Without Meeting.  Any action required or
          -----------   ----------------------
permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 7.5 is effective when the last Director, shareholder, or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed consents returned to the Corporation by facsimile transmission may be relied upon as, and shall have the same effect as, originals of such consents. A consent signed under this Section 7.5 shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

          Section 7.6.  By-Laws.  The Board of Directors shall have the
          -----------   -------
exclusive power to make, alter, amend, or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided in Section 6.1 hereof and as provided by the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these

Articles of Incorporation shall be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend, or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of both (a) a majority of the entire number of Directors at the time and (b) a majority of the entire number of Directors who then qualify as Continuing Directors with respect to all Related Persons (as such terms are defined for purposes of Article VIII hereof).

          Section 7.7.  Interest of Directors.
          -----------   ---------------------

          (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

               (1) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

               (2) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

               (3) The transaction was fair to the Corporation.

          (b) For purposes of this Section 7.7, a Director of the Corporation has an indirect interest in a transaction if:

               (1) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

               (2) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

          (c) For purposes of Section 7.7(a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 7.7. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.7(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

          (d) For purposes of Section 7.7(a)(2), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.7(b), may be counted in such a vote of shareholders.

          Section 7.8.  Nonliability of Shareholders.  Shareholders of the
          -----------   ----------------------------
Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

          Section 7.9.  Indemnification of Officers, Directors, and Other
          -----------   -------------------------------------------------
Eligible Persons.
----------------

          (a) The Corporation shall indemnify every Eligible Person against all Liability and Expense that may be incurred by him or her in connection with or resulting from any Claim to the fullest extent authorized or permitted by the Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), or otherwise consistent with the public policy of the State of Indiana. In furtherance of the foregoing, and not by way of limitation, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim,
(1) if such Eligible Person is Wholly Successful with respect to the Claim, or
(2) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.9(g) or 7.9(h), to have acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (2) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.

          (b) The term "Claim" as used in this Section 7.9 shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

               (1) by reason of his or her being or having been an Eligible Person, or

               (2) by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.

          (c) The term "Eligible Person" as used in this Section 7.9 shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

          (d) The terms "Liability" and "Expense" as used in this Section 7.9 shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.

          (e) The term "Wholly Successful" as used in this Section 7.9 shall mean (1) termination of any Claim, whether on the merits or otherwise, against the Eligible Person in question without any finding of liability or guilt against him or her, (2) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (3) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.

          (f) As used in this Section 7.9, the term "Corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation of such consolidation or merger, so that any Eligible Person who is or was a Director, officer, employee or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other organization or entity, whether for profit or not, shall stand in the same position under this Section 7.9 with respect to the new or surviving corporation as he or she would if he or she had served the new or surviving corporation in the same capacity.

          (g) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (1) if special independent legal counsel, which may be regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the "Referee"), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 7.9(a)(2), and (2) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible

Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person's Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee's findings that are within the possession or control of the Corporation.

          (h) If an Eligible Person claiming indemnification pursuant to Section 7.9(g) is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.9(g) within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 7.9(g) within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 7.9(a)(2). If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.

          (i) Expenses incurred by an Eligible Person who is a Director or officer of the Corporation in defending any Claim shall be paid by the Corporation in advance of the final disposition of such Claim promptly as they are incurred upon receipt of an undertaking by or on behalf of such Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification. Expenses incurred by any other Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification.

          (j) The rights of indemnification and advancement of Expenses provided in this Section 7.9 shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this
Section 7.9, the Board of Directors may, at any time and from time to time, (1) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (2) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability or Expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such Liability or Expense.

          (k) The provisions of this Section 7.9 shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Section 7.9 that occurs subsequent to such person becoming an Eligible Person.

          (l) The provisions of this Section 7.9 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

          (m) If this Section 7.9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 7.9 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                 ARTICLE VIII
                       Approval of Business Combinations
                       ---------------------------------

          Section 8.1.  Supermajority Vote.  Except as provided in Sections 8.2
          -----------   ------------------
and 8.3 hereof, neither the Corporation nor its Subsidiaries, if any, shall become a party to any Business Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation's shareholders:

          (a) Of not less than sixty-six and two-thirds percent (66-2/3%) of all the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this
Article VIII as a single class, and

          (b) Of an Independent Majority of Shareholders.

          Such favorable votes shall be in addition to any shareholder vote which would be required without reference to this Section 8.1 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or elsewhere in these Articles of Incorporation or the By-Laws of the Corporation or otherwise.

          Section 8.2.  Fair Price Exception.  The provisions of Section 8.1 of
          -----------   --------------------
this Article VIII shall not apply to a Business Combination if all of the conditions set forth in subsections (a) through (d) are satisfied.

          (a) The fair market value of the property, securities, or other consideration to be received per share by holders of each class or series of capital stock of the Corporation in the Business Combination is not less, as of the date of the consummation of the Business Combination (the "Consummation Date"), than the higher of the following: (1) the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and like distributions), including brokerage commissions and solicitation fees paid by the Related Person in acquiring any of its holdings, of such class or series of capital stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination ("Announcement Date") plus interest compounded annually from the date that the Related Person became a Related Person (the "Determination Date"), or if later from a date two years before the Consummation Date, through the Consummation Date, at the rate publicly announced as the "prime rate" of interest of Citibank, N.A. (or of such other major bank headquartered in New York as may be selected by a majority of the Continuing Directors) from time to time in effect, less the aggregate amount of any cash dividends paid and the fair market value of any dividends paid in other than cash on each share of such stock from the date from which interest accrues under the preceding clause through the Consummation Date up to but not exceeding the amount of interest so payable per share; OR (2) the fair market
                                                       --
value per share of such class or series on the Announcement Date as determined by the highest closing sale price during the 30-day period immediately preceding the Announcement Date if such stock is listed on a securities exchange registered under the Securities Exchange Act of 1934 or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to such stock during the 30-day period preceding the Announcement Date on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value of such stock immediately prior to the first public announcement of the proposed Business Combination as determined by the Continuing Directors in good faith. In the event of a Business Combination upon the consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated, or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) Common Stock and/or the shares of any other class of stock retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination;

          (b) The consideration to be received in such Business Combination by holders of each class or series of capital stock of the Corporation other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the majority of the shares of capital stock of such class or series already Beneficially Owned by it;

          (c) After such Related Person became a Related Person and prior to the consummation of such Business Combination: (1) such Related Person shall have taken steps to ensure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the number of shares of Voting Stock of the Corporation from time to time owned by shareholders who are not Related Persons bears to all shares of Voting Stock of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the Directors); (2) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend, stock split, or division of shares or in a transaction which satisfied all applicable requirements of this Article VIII); (3) such Related

Person shall not have acquired any additional shares of Voting Stock of the Corporation or securities convertible into or exchangeable for shares of Voting Stock except as a part of the transaction which resulted in such Related Person's becoming a Related Person; and (4) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or made any major change in the Corporation's business or equity capital structure or entered into any contract, arrangement, or understanding with the Corporation except any such change, contract, arrangement, or understanding as may have been approved by the favorable vote of not less than a majority of the Continuing Directors of the Corporation; and

          (d) A proxy or information statement complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, as then in force for corporations subject to the requirements of Section 14 of such Act (even if the Corporation is not otherwise subject to Section 14 of such Act), shall have been mailed to all holders of shares of the Corporation's capital stock entitled to vote with respect to such Business Combination. Such proxy or information statement shall contain on the face page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, a fair summary of an opinion of a reputable investment banking firm addressed to the Corporation as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of shares of Voting Stock other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

          Section 8.3.  Director Approval Exception.  The provisions of Section
          -----------   ---------------------------
8.1 hereof shall not apply to a Business Combination if:

          (a) The Directors, by a favorable vote of not less than two-thirds (2/3) of the Directors who then qualify as Continuing Directors, (1) have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time that the Related Person became a Related Person and the Business Combination is effected on substantially the same terms and conditions as are provided by the memorandum of understanding, or (2) have otherwise approved the Business Combination; or

          (b) The Business Combination is solely between the Corporation and another corporation, one hundred percent (100%) of the Voting Stock of which is owned directly or indirectly by the Corporation.

          Section 8.4.  Definitions.  For purposes of this Article VIII:
          -----------   -----------

          (a) A "Business Combination" means:

               (1) The sale, exchange, lease, transfer, or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, securities issued by a Subsidiary, if any);

               (2) The purchase, exchange, lease, or other acquisition by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

               (3) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

               (4) Any reclassification of securities, recapitalization, or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of shares of Voting Stock of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or any Subsidiary thereof; provided, however, that this Section 8.4(a)(4) shall not relate to any transaction that has been approved by a majority of the Continuing Directors; or

               (5) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of shares of Voting Stock or securities convertible into shares of Voting Stock or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants, or options to acquire any of the foregoing or any combination of the foregoing shares of Voting Stock or voting securities of a Subsidiary, if any.

          (b) A "Series of Related Transactions" shall be deemed to include not only a series of transactions with the same Related Person, but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

          (c) A "Person" shall mean any individual, firm, corporation, or other entity and any partnership, syndicate, or other group.

          (d) "Related Person" shall mean any Person (other than the Corporation or any Subsidiary of the Corporation or the Continuing Directors, singly or as a group) who or that at any time described in the last sentence of the penultimate paragraph of this subsection (d):

               (1) is the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock and who has not been the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock for a continuous period of two years prior to the date in question; or

               (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question (but not continuously during such two-year period) was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of Voting Stock; or

               (3) is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of ten percent (10%) or more of the voting power of the then outstanding Voting Stock, the outstanding Voting Stock shall be deemed to include any Voting Stock that may be issuable to such Person pursuant to a right to acquire such Voting Stock and that is therefore deemed to be Beneficially Owned by such Person pursuant to Section 8.4(e)(2)(A). A Person who is a Related Person at
(1) the time any definitive agreement relating to a Business Combination is entered into, (2) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination, or (3) the time immediately prior to the consummation of a Business Combination shall be deemed a Related Person.

          A Related Person shall not include the Board of Directors of the Corporation acting as a group. In addition, a Related Person shall not include any Person who possesses ten percent (10%) or more of the voting power of the outstanding shares of Voting Stock of the Corporation at the time of filing these Articles of Incorporation.

          (e) A Person shall be a "Beneficial Owner" of any shares of Voting
Stock:

              (1) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

              (2) which such Person or any of its Affiliates or Associates has
     (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement, or understanding; or

               (3) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

          (f) An "Affiliate" of, or a person Affiliated with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          (g) The term "Associate" used to indicate a relationship with any Person, means (1) any corporation or organization (other than this Corporation or a majority-owned Subsidiary of this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or (4) any investment company registered under the Investment Company Act of 1940, as amended, for which such Person or any Affiliate of such Person serves as investment adviser.

          (h) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in Section 8.4(d) hereof, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (i) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not associated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is not associated with the Related Person and is recommended to succeed a Continuing Director by not less than two-thirds (2/3) of the Continuing Directors then on the Board.

          (j) "Independent Majority of Shareholders" shall mean the holders of the outstanding shares of Voting Stock representing a majority of all the votes entitled to be cast by all shares of Voting Stock other than shares Beneficially Owned or controlled, directly or indirectly, by a Related Person.

          (k) "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally on the election of Directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the total number of votes (taking into account any multiple votes per share) entitled to be cast by such shares.

          (l) "Substantial Part" means properties and assets involved in any single transaction or a Series of Related Transactions having an aggregate fair market value of more than ten percent (10%) of the total consolidated assets of the Person in question as determined immediately prior to such transaction or Series of Related Transactions.

          Section 8.5.  Director Determinations.  A majority of the Continuing
          -----------   -----------------------
Directors shall have the power to determine for the purposes of this Article VIII, on the basis of information known to them: (a) the number of shares of Voting Stock of which any Person is the Beneficial Owner, (b) whether a Person is an Affiliate or Associate of another, (c) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of "Beneficial Owner," (d) whether the assets subject to any Business Combination constitute a Substantial Part, (e) whether two or more transactions constitute a Series of Related Transactions, and (f) such other matters with respect to which a determination is required under this Article VIII.

          Section 8.6.  Amendment of Article VIII or Certain Other Provisions.
          -----------   -----------------------------------------------------
Any amendment, change, or repeal of this Article VIII or of Sections 6.6, 7.2, 7.6, 12.2, or 12.3, or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of this
Article VIII or such other provisions of these Articles of Incorporation, shall require the affirmative vote, at a meeting of shareholders of the Corporation:

          (a) Of at least seventy-five percent (75%) of the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this Section 8.6 as a single class; and

          (b) Of an Independent Majority of Shareholders;

Provided, however, that this Section 8.6 shall not apply to, and such vote shall not be required for, any such amendment, change, or repeal recommended to shareholders by the favorable vote of not less than two-thirds (2/3) of the Directors who then qualify as Continuing Directors with respect to all Related Persons and any such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Corporation Law.

          Section 8.7.  Fiduciary Obligations Unaffected.  Nothing in this
          -----------   --------------------------------
Article VIII shall be construed to relieve any Related Person from any fiduciary duty imposed by law.

          Section 8.8.  Article VIII Nonexclusive.  The provisions of this
          -----------   -------------------------
Article VIII are nonexclusive and are in addition to any other provisions of law or these Articles of Incorporation or the By-Laws of the Corporation relating to Business Combinations, Related Persons, or similar matters.

                                  ARTICLE IX
                Restrictions on Ownership and Transfer of Stock
                -----------------------------------------------

          Section 9.1.  Limitation on Ownership.  Except with the prior approval
          -----------   -----------------------
of a majority of the Continuing Directors (as defined in Section 9.14 below), no Person (as defined in Section 9.14 below) shall Beneficially Own (as defined in
Section 9.14 below) shares of Capital Stock (as defined in Section 9.14 below) in excess of the Ownership Limit (as defined in Section 9.14 below). Any Transfer (as defined in Section 9.14 below) that, if effective, would result in any Person Beneficially Owning Capital Stock in excess of the Ownership Limit shall result in such intended transferee acquiring no rights in such shares of Capital Stock (other than those rights expressly granted in this Article IX) and such number of shares of Capital Stock shall be deemed transferred to the Share Escrow Agent (as defined in Section 9.14 below) as set forth in this Article IX.

          Section 9.2.  Excess Shares.  If, notwithstanding any other provisions
          -----------   -------------
of this Article IX, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own shares of Capital Stock in excess of the Ownership Limit (a "Purported Owner"), then, upon such Transfer or change in capital structure, such shares of Capital Stock in excess of the Ownership Limit shall be Excess Shares for purposes of this
Article IX; provided, however, that in the event that any Person becomes a Purported Owner as a result of Beneficial Ownership of Capital Stock of one Person being aggregated with another Person, then the number of Excess Shares subject to this Article IX shall be allocated pro rata among each Purported Owner in proportion to each Person's total Beneficial Ownership (without regard to any aggregation with another Person pursuant to Section 9.14(b)(4) or (5). Upon the occurrence of any event that would cause any Person to exceed the Ownership Limit (including without limitation the expiration of a voting trust, without being renewed on substantially similar terms, that entitled such Person to an exemption from the Ownership Limit), all shares of Capital Stock Beneficially Owned by such Person in excess of the Ownership Limit shall also be Excess Shares for purposes of this Article IX, such Person shall be deemed the Purported Owner of such Excess Shares and such Person's rights in such Excess Shares shall be as prescribed in this Article IX. Excess Shares shall not constitute a separate class of Capital Stock.

          Section 9.3.  Authority of the Corporation.  If the Corporation at any
          -----------   ----------------------------
time determines that a Transfer has taken place in violation of Section 9.1 or that a Purported Owner intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Capital Stock in violation of Section 9.1, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any purported Transfers in violation of Section 9.1 shall automatically result in all shares of Capital Stock in excess of the Ownership Limit being deemed Excess Shares. Notwithstanding the foregoing, nothing contained in this Article IX shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

          Section 9.4.    Written Notice Required.  Any Purported Owner who
          -----------     -----------------------
acquires or attempts to acquire shares of Capital Stock in violation of Section 9.l, or any Purported Owner who is a transferee such that any shares of Capital Stock are deemed Excess Shares under Section 9.2, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request.

          Section 9.5.  Restrictive Legend.  Each certificate for Capital Stock
          -----------   ------------------
issued by the Corporation shall bear an appropriate legend with regard to the restrictions on ownership and transfer of stock set forth in these Articles of Incorporation.

          Section 9.6.  Share Escrow Agent.  Upon the occurrence of a Transfer
          -----------   ------------------
or an event that results in Excess Shares pursuant to Section 9.2, such Excess Shares shall automatically be transferred immediately to the Share Escrow Agent, which Excess Shares, subject to the provisions of this Article IX, shall be held by the Share Escrow Agent until such time as the Excess Shares are transferred to a Person whose acquisition thereof will not violate the Ownership Limit (a "Permitted Transferee") and the Share Escrow Agent shall be authorized to execute any and all documents sufficient to transfer title to any Permitted Transferee, even in the absence of receipt of certificate(s) representing Excess Shares. The Corporation shall take such actions as it deems necessary to give effect to such transfer to the Share Escrow Agent, including by issuing a stop transfer order to the Corporation's transfer agent with respect to any attempted transfer by the Purported Owner or its nominee of any Excess Shares and by giving effect, or by instructing the Corporation's transfer agent to give effect, to such transfer to a Permitted Transferee on the books of the Corporation. Excess Shares so held shall be issued and outstanding shares of Capital Stock. The Purported Owner shall have no rights in such Excess Shares except as provided in Sections 9.7, 9.8, and 9.11 and the administration of the Excess Shares escrow shall be governed by the terms of a Share Escrow Agent Agreement.

          Section 9.7.  Dividends on Excess Shares.  The Share Escrow Agent, as
          -----------   --------------------------
record holder of Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors with respect to Excess Shares (the "Excess Share Dividends") and shall hold the Excess Share Dividends until disbursed in accordance with the provisions of Section 9.11 following. The Purported Owner, with respect to Excess Shares purported to be Beneficially Owned by such Purported Owner prior to such time that the Corporation determines that such shares are Excess Shares, shall repay to the Share Escrow Agent the amount of any Excess Share Dividends received by it that
(i) are attributable to any Excess Shares and (ii) the record date of which is on or after the date that such shares become Excess Shares. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any Excess Share Dividends paid to a Purported Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned by any Purported Owner (including on shares which fall below the Ownership Limit as well as on Excess Shares), and, as soon as practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Escrow Agent the dividends so received or withheld, as the case may be.

          Section 9.8.  Effect of Liquidation etc. on Excess Shares.  In the
          -----------   -------------------------------------------
event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the Share Escrow Agent shall be entitled to receive, ratably with each other holder of Capital Stock of the same class or series, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Capital Stock. The Share Escrow Agent shall distribute to the Purported Owner the amounts received upon such liquidations, dissolution or winding up or distribution in accordance with the provisions of Section 9.11.

          Section 9.9.  Voting of Excess Shares.  The Share Escrow Agent shall
          -----------   -----------------------
be entitled to vote all Excess Shares. The Share Escrow Agent shall be instructed by the Corporation to vote, consent or assent the Excess Shares as follows: (i) if the matter concerned is the election of directors, the Share Escrow Agent shall vote, consent or assent the whole number of Excess Shares held by the Share Escrow Agent for each director by multiplying the number of votes held in escrow by a fraction, the numerator of which is the number of Nonaffiliated Votes cast for the director and the denominator of which is the number of Nonaffiliated Votes that could have been cast in the election of the director and are present in person or by proxy at the meeting; (ii) where the matter under the Corporation Law or these Articles of Incorporation or the By-Laws of the Corporation requires at least an absolute majority of all outstanding shares of Common Stock in order to be effected, then the Share Escrow Agent shall vote, assent or consent all of such Excess Shares in favor of or in opposition to such matter as the majority of all Nonaffiliated Votes are cast; and (iii) on all other matters, the Share Escrow Agent shall at all times vote, assent or consent all of such shares in the identical proportion in favor of or in opposition to such matter as Nonaffiliated Votes are cast. If any calculation of votes under the preceding sentence would require a fractional vote, the Share Escrow Agent shall vote the next lower number of whole Excess Shares. The Share Escrow Agent shall use all reasonable commercial efforts to ensure, with respect to Excess Shares, that such Excess Shares are counted as being present for the purposes of any quorum required for stockholder action of the Corporation and to vote as set forth above. For purposes of these Articles of Incorporation, "Nonaffiliated Votes" shall mean the votes cast by stockholders other than any Share Escrow Agent with respect to Excess Shares.

          Section 9.10.  Sale of Excess Shares.
          ------------   ---------------------

          (a) In an orderly fashion so as not to materially adversely affect the price of Common Stock on the New York Stock Exchange or, if Common Stock is not listed on the New York Stock Exchange, on the exchange or other principal market on which Common Stock is traded, the Share Escrow Agent shall sell or cause the sale of Excess Shares at such time or times as the Share Escrow Agent determines to be appropriate. The Share Escrow Agent shall have the right to take such actions as the Share Escrow Agent deems appropriate to seek to restrict sale of the shares to Permitted Transferees.

          (b) The Share Escrow Agent shall have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of the Excess Shares free of any interest of the Purported Owner of those Excess Shares and free of any other adverse interest arising through the Purported Owner.

          (c) Upon acquisition by any Permitted Transferee of any Excess Shares sold by the Share Escrow Agent or the Purported Owner, such shares shall upon such sale cease to be Excess Shares and shall become regular shares of Capital Stock in the class to which the Excess Shares belong, and the purchaser of such shares shall acquire such shares free of any claims of the Share Escrow Agent or the Purported Owner.

          (d) To the extent permitted by law, none of the Corporation, the Share Escrow Agent or anyone else shall have any liability to the Purported Owner or anyone else by reason of any action or inaction the Corporation or the Share Escrow Agent shall take which either shall in good faith believe to be within the scope of its authority under this Article IX or by reason of any decision as to when or how to sell any Excess Shares or by reason of any other action or inaction in connection with activities under this Article IX which docs not constitute gross negligence or willful misconduct. Without limiting by implication the scope of the preceding sentence, to the extent permitted by law,
(a) neither the Share Escrow Agent nor the Corporation shall have any liability on grounds that either failed to take actions which would have produced higher proceeds for any of the Excess Shares or by reason of the manner or timing for any disposition of any Excess Shares and (b) the Share Escrow Agent shall not be deemed to be a fiduciary or Agent of any Purported Owner.

          Section 9.11.  Application of the Proceeds from the Sale of Excess
          ------------   ---------------------------------------------------
Shares.  The proceeds from the sale of the Excess Shares to a Permitted
------
Transferee and any Excess Share Dividends shall be distributed as follows: (i) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by the Corporation; (ii) second, to the Corporation for all costs and expenses incurred by the Corporation in connection with the appointment of the Share Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and all funds expended by the Corporation to reimburse the Share Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares; and (iii) third, the remainder thereof (as the case may be) to the Purported Owner or the Person who was the holder of record before the shares were transferred to the Share Escrow Agent (depending on who shall at such time be entitled to any economic interest in the Excess Shares); provided, however, if the Share Escrow Agent shall have any questions as to whether any security interest or other interest adverse to the Purported Owner shall have existed with respect to any Excess Shares, the Share Escrow Agent shall not be obligated to disburse proceeds for those shares until the Share Escrow Agent is provided with such evidence as the Share Escrow Agent shall deem necessary to determine the parties who shall be entitled such proceeds.

          Section 9.12.  No Limit on the Authority of the Corporation.  Subject
          ------------   --------------------------------------------
to Section 9.13, nothing contained in this Article IX or in any other provision of these Articles of Incorporation shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

          Section 9.13.  Settlement of Transactions.  Nothing in these Articles
          ------------   --------------------------
of Incorporation shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other exchange or through the means of any automated quotation system now or hereafter in effect.

          Section 9.14.  Definitions.  The following definitions shall apply
          ------------   -----------
with respect to this Article IX:

          (a) "Affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended or supplemented (the "Exchange Act") at the time as of which the term shall be applied.

          (b) Except as is provided in (c) of this Section 9.14, a Person shall be deemed to "Beneficially Own," be the "Beneficial Owner" of or have "Beneficial Ownership" of any Capital Stock:

             (1) in which such Person shall then have a direct or indirect beneficial ownership interest;

             (2) in which such Person shall have the right to acquire any direct or indirect beneficial ownership interest pursuant to any option or other agreement (either immediately or after the passage of time or the occurrence of any contingency);

             (3)  which such Person shall have the right to vote;

             (4) in which such Person shall hold any other interest which would count in determining whether such Person would be required to file a
     Schedule 13D; or

             (5) which shall be Beneficially Owned (under the concepts provided in the preceding clauses) by any affiliate or associate of the particular Person or by any other Person with whom the particular Person or any such affiliate or associate has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities).

          (c) The following provisions are included to clarify (b) above:

               (1) A Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of possessing the right to vote if (i) such right arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and
     (ii) such Person is not the Purported Owner of any Excess Shares, is not named as holding a beneficial ownership interest in any Capital Stock in any filing on Schedule 13D and is not an affiliate or associate of any such Purported Owner or named Person.

               (2) A member of a national securities exchange or a registered depositary shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of Capital Stock held directly or indirectly by it on behalf of another Person (and not for its own account) solely because such member or depositary is the record holder of such Capital Stock, and (in the case of such member), pursuant to the rules of such exchange, such member may direct the vote of such Capital Stock without instruction on matters which are uncontested and do not affect substantially the rights or privileges of the holders of the Capital Stock to be voted but is otherwise precluded by the rules of such exchange from voting such Capital Stock without instruction on either contested matters or matters that may affect substantially the rights or the privileges of the holders of such Capital Stock to be voted.

               (3) A Person who in the ordinary course of business is a pledgee of Capital Stock under a written pledge agreement shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such pledged Capital Stock solely by reason of such pledge until the pledgee has taken all formal steps which are necessary to declare a default or has otherwise acquired the power to vote or to direct to vote such pledged Capital Stock, provided that;

                    (A) the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act; and

                    (B) the pledge agreement does not grant to the pledgee the right to vote or to direct the vote of the pledged securities prior to the time the pledgee has taken all formal steps which are necessary to declare a default.

               (4) A Person engaged in business as an underwriter or a placement agent for securities who enters into an agreement to acquire or acquires Capital Stock solely by reason of its participation in good faith and in the ordinary course of its business in the capacity of underwriter or placement agent in any underwriting or agent representation registered under the Securities Act of 1933, as amended and in effect on the date these Articles of Incorporation were filed with the office of the Indiana Secretary of State (the "Securities Act"), a bona fide private placement, a resale under Rule 144A promulgated under the Securities Act or in any foreign or other offering exempt from the registration requirements under the Securities Act shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such securities until the expiration of forty (40) days after the date of such acquisition so long as (i) such Person does not vote such Capital Stock during such period and (ii) such participation is not with the purpose or with the effect of changing or influencing control of the Corporation, nor in connection with or facilitating any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act.

               (5) If the Corporation shall sell shares in a transaction not involving any public offering, then each purchaser in such offering shall be deemed to obtain Beneficial Ownership in such offering of the shares purchased by such purchaser, but no particular purchaser shall be deemed to Beneficially Own or have acquired Beneficial Ownership or be the Beneficial Owner in such offering of shares purchased by any other purchaser solely by reason of the fact that all such purchasers are parties to customary agreements relating to the purchase of equity securities directly from the Corporation in a transaction not involving a public offering, provided that:

                    (A) all the purchasers are persons specified in Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act;

                    (B) the purchase is in the ordinary course of each purchaser's business and not with the purpose nor with the effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

                    (C) there is no agreement among or between any purchasers to act together with respect to the Corporation or its securities except for the purpose of facilitating the specific purchase involved; and

                    (D) the only actions among or between any purchasers with respect to the Corporation or its securities subsequent to the closing date of the nonpublic offering are those which are necessary to conclude ministerial matters directly related to the completion of the offer or sale of the securities sold in such offering.

               (6) The Share Escrow Agent shall not be deemed to be the Beneficial Owner of any Excess Shares held by such Share Escrow Agent pursuant to a Share Escrow Agent Agreement, nor shall any such Excess Shares be aggregated with any other share of Capital Stock held by affiliates or associates of such Share Escrow Agent.

          (d) "Capital Stock" shall mean shares (or any other basic unit) of any class or series of any voting security which the Corporation may at any time issue or be authorized to issue, that entitles the holder thereof to vote on any election, but not necessarily all elections, of directors. To the extent that classes or series of Capital Stock vote together in the election of directors with equal votes per share, they shall be treated as a single class of Capital Stock for the purpose of computing the relevant Ownership Limit or the right to amend these Articles of Incorporation.

          (e) "Continuing Director" shall mean each member of the initial Board of Directors of the Corporation and any new member of the Board of Directors whose nomination for election to the board was approved by a vote of two-thirds of the directors still in office who were initial directors named in these Articles of Incorporation or whose nomination was approved by such directors.

          (f) "Institutional Investor" means any Person if (but only if) such Person is:

               (1) a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

               (2) a bank as defined in Section 3(a)(6) of the Exchange Act;

               (3) an insurance company as defined in Section 3(a)(19) of the Exchange Act;

               (4) an investment company registered under Section 8 of the Investment Company Act of 1940;

               (5) an investment adviser registered under Section 203 of the Investment Advisers Act of 1940;

               (6) an employee benefit plan, or pension fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974 or an endowment fund;

               (7) a parent holding company, provided the aggregate amount held directly by the parent, and directly and indirectly by its subsidiaries which are not persons specified in subsections (1) through (6) above, does not exceed one percent of the securities of the subject class such as common stock; or

               (8) a group, provided that all the members are Persons specified in the subsections (1) through (7) above.

          (g) "License Agreement" shall mean the license agreement between the Corporation and the Blue Cross and Blue Shield Association, including any and all addenda thereto, now in effect and, as it may be amended, modified, superseded and/or replaced from time to time, with respect to, among other things, the "Blue Cross" and "Blue Shield" name and mark.

          (h) "Noninstitutional Investor" means any Person that is not an Institutional Investor.:

          (i) "Ownership Limit" shall mean the following:

               (1) Except as otherwise expressly provided in this Subsection
     (i), the Ownership Limit for any Noninstitutional Investor shall be that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 5% of the Voting Power.

               (2) Except as otherwise expressly provided in this Subsection
     (i), the Ownership Limit for any Institutional Investor shall be that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 10% of the Voting Power.

               (3) Except as otherwise expressly provided in this Subsection
     (i), the Ownership Limit for any Person shall be that number of shares of Common Stock or other equity securities (or a combination thereof) representing 20% or more of the ownership interest in the Corporation.

               (4) In the event the Corporation and Blue Cross and Blue Shield Association shall agree in writing, through an amendment of the License Agreement or otherwise, that an Ownership Limit of a higher percentage than that prescribed in clause (1), (2) or (3) shall apply, then the Ownership Limit shall be as specified in such written agreement.

               (5) In the event any particular Person shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit which would apply were it not for this clause (5) (the "Regular Limit"), such ownership shall not be deemed to exceed the Ownership Limit provided that (i) such Person shall not at any time Beneficially Own shares of Capital Stock in excess of the Regular Limit plus 1% and (ii) within thirty (30) days of the time when the particular Person becomes aware of the fact that the regular Limit has been exceeded, the particular Person reduces such Person's Beneficial Ownership below the Regular Limit.

          (j) "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

          (k) "Schedule 13D" means a report on Schedule 13D under Regulation 13D of the Exchange Act as in effect on the date these Articles of Incorporation were filed with the office of the Indiana Secretary of State and any report which may be required in the future under any requirements which Blue Cross and Blue Shield Association shall reasonably judge to have any of the purposes served by Schedule 13D as in effect on the date these Articles of Incorporation were filed with the office of the Indiana Secretary of State.

          (l) "Share Escrow Agent" shall mean the Person appointed by the Corporation to act as escrow agent with respect to some or all of the Excess Shares.

          (m) "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

          (n) "Voting Power." The percentage of the voting power attributable to the shares of Capital Stock Beneficially Owned by any particular Person shall be equal to the percentage of all votes which could be cast in any election of any director which could be accounted for by the shares of Capital Stock Beneficially Owned by that particular Person. If in connection with an election for any particular position on the Board, shares in different classes or series are entitled to be voted together for purposes of such election, then in determining the number of "all votes which could be cast" in the election for that particular position for purposes of the preceding sentence, the number shall be equal to the number of votes which could be cast in the election for that particular position if all shares entitled to be voted in such election (regardless of series or class) were in fact voted in such election. If the Corporation shall issue any series or class of shares for which positions on the Board are reserved or shall otherwise issue shares which have voting rights which can arise or vary based upon terms governing that class or series, then the percentage of the voting power represented by the shares of Capital Stock Beneficially Owned by any particular Person shall be the highest percentage of the total votes which could be accounted for by those shares in any election of any director.

        Section 9.15.  Amendment of Article IX, Section 5.3(a) or Section 6.1.
        ------------   ------------------------------------------------------
Any amendment, change or repeal of this Article 1X, or of Section 5.3(a) or 6.1 of these Articles of Incorporation, shall require the affirmative vote, at a meeting of the shareholders of the Corporation, of at least seventy-five percent (75%) of the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock (as defined in Section 8.4(k)) of the Corporation, considered for purposes of this Section 9.15 as a single class.


                                   ARTICLE X
                          Initial Board of Directors
                           --------------------------

          The name and post office address of the members of the first Board of Directors of the Corporation are as follows:

                                 Number and Street         City, State
         Name                       or Building             Zip Code
         ----                    -----------------         -----------

[Insert information prior to filing.]


                                  ARTICLE XI
                                 Incorporator
                                 ------------

          The name and post office address of the incorporator of the Corporation are as follows:


                                 Number and Street         City, State
         Name                      or Building               Zip Code
         ----                     --------------            -----------
Anthem Insurance Companies, Inc.  120 Monument Circle    Indianapolis, Indiana 46204

                                  ARTICLE XII
                           Miscellaneous Provisions
                           ------------------------

          Section 12.1.  Amendment or Repeal.  Except as otherwise expressly
          ------------   -------------------
provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

          Section 12.2.  Restriction on Acquisition of Ownership of 5% of More.
          ------------   -----------------------------------------------------
Except for the acquisition by the Corporation of all of the outstanding capital stock of Anthem Insurance Companies, Inc. ("Anthem Insurance"), in connection with the conversion of Anthem Insurance from a mutual insurance company to a stock insurance company under the Indiana Demutualization Law (Ind. Code 27-15), during the five (5) year period commencing on the effective date of such conversion, no person or persons acting in concert (other than the Corporation, Anthem Insurance, or any other company that is directly or indirectly wholly owned by the Corporation, or any employee benefit plans or trusts sponsored by the Corporation or Anthem Insurance) may directly or indirectly acquire, or agree to offer to acquire, in any manner the beneficial ownership of five percent (5%) or more of the outstanding shares of any class of a voting security of the Corporation or Anthem Insurance, other than in compliance with Ind. Code
                                        ----- ----
27-5-13-2.

          Section 12.3.  Redemption of Shares Acquired in Control Share
          ------------   ----------------------------------------------
Acquisitions.  If and whenever the provisions of Ind. Code 23-1-42 apply to the
------------
Corporation, it is authorized to redeem its securities pursuant to Ind. Code 23-1-42-10.

          Section 12.4.  Voting as a Shareholder.  The Chairman of the Board,
          ------------   -----------------------
the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer or any other officers designated by the Board of Directors shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting.

          Section 12.5.  Captions.  The captions of the Articles and Sections of
          ------------   --------
these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe, or describe the scope or intent of any Article or Section hereof.

          IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article XI, executes these Articles of Incorporation this _____ day of _________, 2001.


                              ANTHEM INSURANCE COMPANIES, INC.



                              By:_______________________________________

                                   EXHIBIT D


                                    BY-LAWS

                                      OF

                                 ANTHEM, INC.

                        (Effective __________ __, 2001)


                                   ARTICLE I

                           Meetings of Shareholders
                           ------------------------

          Section 1.1.  Annual Meetings.  Annual meetings of the shareholders of
          -----------   ---------------
the Corporation shall be held each year commencing in 2002, on such date, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation.

          Section 1.2.  Special Meetings.  Special meetings of the shareholders
          -----------   ----------------
of the Corporation may be called at any time only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

          Section 1.3.  Notices.  A written notice, stating the date, time, and
          -----------   -------
place of any meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered, mailed or sent by electronic transmission by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his or her address shown in the Corporation's current record of shareholders.

          Notice of a meeting of shareholders shall be given to shareholders not entitled to vote, but only if a purpose for the meeting is to vote on any amendment to the Corporation's Articles of Incorporation, merger, or share exchange to which the Corporation would be a party, sale of the Corporation's assets, dissolution of the Corporation, or consideration of voting rights to be accorded to shares acquired or to be acquired in a "control share acquisition" (as such term is defined in the Indiana Business Corporation Law). Except as required by the foregoing sentence or as otherwise required by the Indiana Business Corporation Law or the Corporation's Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

          A shareholder or his or her proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

          If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

          Section 1.4.  Business of Shareholder Meetings.  At each annual
          -----------   --------------------------------
meeting, the shareholders shall elect the directors and shall conduct only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who (i) was a shareholder of record at the time of giving the notice provided for in this Section 1.4,
(ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Section 1.4. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive office of the Corporation. To be timely, a shareholder's notice shall be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting and in the case of the annual meeting to be held in 2002, by January 31, 2002; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

          Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner,

(ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner as of the date such notice is given, and (iii) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business;
(c) in the event that such business includes a proposal to amend either the Articles of Incorporation or the By-Laws of the Corporation, the language of the proposed amendment; and (d) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such shareholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with this Section 1.4, and the Chairman of the Board or other person presiding at an annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder's proposal without such shareholder having made the representation required by clause (d) of the second preceding sentence.

          For the purposes of this Section 1.4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this Section 1.4, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.
Nothing in these By-Laws shall be deemed to affect any rights of the shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          In no event shall the adjournment of a meeting commence a new time period for the giving of a shareholder's notice as described above.

          Section 1.5. Notice of Shareholder Nominations.  Nominations of
          -----------  ---------------------------------
persons for election as Directors may be made by the Board of Directors or by any shareholder who is a shareholder of record at the time of giving the notice of nomination provided for in this Section 1.5 and who is entitled to vote in the election of Directors. Any shareholder of record entitled to vote in the election of Directors at a meeting may nominate a person or persons for election as Directors only if timely written notice of such shareholder's intent to make such nomination is given to the Secretary of the Corporation in accordance with the procedures for bringing business before an annual meeting set forth in
Section 1.4 of these By-Laws. To be timely, a shareholder's notice shall be delivered (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting and in the case of the annual meeting to be held in 2002, by January 31, 2002; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined for purposes of Section 1.4 of these By-Laws) is first made of the date of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

          Such shareholder's notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, of the person or persons to be nominated and of the beneficial owner, if any, on whose behalf the nomination is made; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder, any such beneficial owner, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a Director if so elected; and (f) if the shareholder intends to solicit proxies in support of such shareholder's nominee(s), a representation to that effect. The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in support of such shareholder's nominee(s) without such shareholder having made the representation required by clause (f) of the preceding sentence. In addition to the provisions of this Section 1.5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

          Section 1.6.  Voting.  Except as otherwise provided by the Indiana
          -----------   ------
Business Corporation Law or the Corporation's Articles of Incorporation, each share of Common Stock of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting.

          Section 1.7.  Quorum.  Unless the Indiana Business Corporation Law
          -----------   ------
provides otherwise, at all meetings of shareholders, twenty-five percent (25%) of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          Section 1.8.  Vote Required To Take Action.  If a quorum exists as to
          -----------   ----------------------------
a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation's Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

          Section 1.9.  Record Date.  Only such persons shall be entitled to
          -----------   -----------
notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

          Section 1.10.  Proxies.  A shareholder may vote his or her shares
          ------------   -------
either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meeting within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

          Section 1.11.  Record Ownership.  The Corporation shall be entitled to
          ------------   ----------------
treat the holder of any share or shares of stock of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the Corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term "shareholder" as used in these By-Laws means one who is a holder of record of shares of the Corporation.

          Section 1.12.  Removal of Directors.  Any or all of the members of the
          ------------   --------------------
Board of Directors may be removed only at a meeting of the shareholders or Directors called expressly for that purpose. Removal by the shareholders requires an affirmative vote of the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of the votes then entitled to be cast at an election of Directors. Removal by the Board of Directors requires an affirmative vote of both (a) a majority of the entire number of Directors at the time, and (b) a majority of the entire number of Directors who then qualify as Continuing Directors (as such term is defined for purposes of Article VIII of the Corporation's Articles of Incorporation).

          Section 1.13.  Written Consents.  Any action required or permitted to
          ------------   ----------------
be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records reflecting the action taken. Action taken under this Section 1.12 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed consents returned to the Corporation by facsimile transmission may be relied upon as, and shall have the same effect as, originals of such consents. A consent signed under this Section 1.12 shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document.

          Section 1.14.  Participation Other Than in Person.  The Chairman of
          ------------   ----------------------------------
the Board or the Board of Directors may permit any or all shareholders to participate in an annual or special meeting of shareholders by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.


                                  ARTICLE II

                                   Directors
                                   ---------

          Section 2.1.  Number and Terms.  The business and affairs of the
          -----------   ----------------
Corporation shall be managed under the direction of a Board of Directors consisting of at least five (5) Directors, but not more than nineteen (19) Directors, with the actual number of Directors being fixed from time to time by resolution of the Board of Directors. The Directors shall be divided into three
(3) groups, with each group consisting of one-third (1/3) of the total Directors, as near as may be, with the term of office of the first group to expire at the annual meeting of shareholders in 2002, the term of office of the second group to expire at the annual meeting of shareholders in 2003, and the term of office of the third group to expire at the annual meeting of shareholders in 2004; and at each annual meeting of shareholders, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same group as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of shareholders.

          Despite the expiration of a Director's term, the Director shall continue to serve until his or her successor is elected and qualified, or until the earlier of his or her death, resignation, disqualification or removal, or until there is a decrease in the number of Directors.

Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members (although less than a quorum) of the Board of Directors who then qualify as Continuing Directors (as such term is defined for purposes of Article VIII of the Corporation's Articles of Incorporation); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members who then qualify as Continuing Directors or if the remaining members of the Board who then qualify as Continuing Directors are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected, or if the vacancy arises because of an increase in the size of the Board of Directors, at the end of the term specified at the time of election or selection.

          The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

          Section 2.2.  Quorum and Vote Required To Take Action.  A majority of
          -----------   ---------------------------------------
the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation's Articles of Incorporation or these By-Laws.

          Section 2.3.  Annual and Regular Meetings.  The Board of Directors
          -----------   ---------------------------
shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

          Section 2.4.  Special Meetings.  Special meetings of the Board of
          -----------   ----------------
Directors may be called by the Chairman of the Board, the Chief Executive Officer or by one quarter (1/4) of the whole authorized number of Directors, upon not less than twenty-four (24) hours' notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, three (3) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          Section 2.5.  Written Consents.  Any action required or permitted to
          -----------   ----------------
be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed consents returned to the Corporation by facsimile transmission may be relied upon as, and shall have the same effect as, originals of such consents.
A consent signed under this Section 2.5 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.

          Section 2.6.  Participation Other Than in Person.  The Board of
          -----------   ----------------------------------
Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

          Section 2.7.  Executive Committee.  The Board of Directors may appoint
          -----------   -------------------
three (3) or more members to an Executive Committee. The Executive Committee shall, subject to the restrictions of Section 2.13 hereof, be authorized to exercise the authority of the full Board of Directors at any times other than during regular or special meetings of the Board of Directors. All actions taken by the Executive Committee shall be reported at the first regular meeting of the Board of Directors following such actions. Members of the Executive Committee shall serve at the pleasure of the Board of Directors.

          Section 2.8.  Compensation Committee.  The Board of Directors may
          -----------   ----------------------
appoint three (3) or more members to a Compensation Committee. The duties of the Compensation Committee shall be to: (a) consider and recommend to the Board of Directors and management the overall compensation programs of the Corporation; (b) review and approve the compensation payable to the senior management personnel of the Corporation; (c) review and approve significant changes in employee benefit plans and stock related plans; and (d) administer the Corporation's stock plans.

          Section 2.9.  Audit Committee.  The Board of Directors may appoint
          -----------   ---------------
three (3) or more members to an Audit Committee. The duties of the Audit Committee shall be to: (a) recommend to the Board of Directors the selection of and engagement arrangements for the independent public accountants and auditors for each fiscal year; (b) recommend to the Board of Directors as to the advisability of having the independent public accountants and auditors make specified studies and reports regarding auditing matters, accounting procedures, tax or other matters; (c) review the results of the audit for each fiscal year;
(d) review such accounting policies of the Corporation as appropriate; (e) review the coordination between the independent public accountants and auditors and the Corporation's chief accounting officer; (f) review the scope and procedures of the Corporation's internal audit work and the quality and composition of the Corporation's internal audit staff; and (g) review all related party transactions. In addition, the audit committee shall review quarterly and annual financial statements (including reserves and taxes); review quarterly investment reports, portfolio performance and asset allocation; review budget and long-term forecasts; review and recommend to the Board any increases in the Corporation's debt facilities and changes in capital structure; and review and recommend to the Board any changes in investment policy.

          Section 2.10.  Planning Committee.  The Board of Directors may appoint
          ------------   ------------------
three (3) or more members to a Planning Committee. The duties of the Planning Committee shall be to: (a) assist the Chief Executive Officer in developing strategies to achieve the strategic plan; (b) review the annual operating plan for the Corporation; (c) review integration plans for mergers, acquisitions and other corporate transactions of the Corporation as requested by the Board or the Chief Executive Officer; (d) track the Corporation's performance to its plans; and (e) review specific strategic planning issues as and when requested by the Board or the Chief Executive Officer.

          Section 2.11.  Board Governance and Executive Development Committee.
          ------------   ----------------------------------------------------
The Board of Directors may appoint three (3) or more members to a Board Governance and Executive Development Committee. The duties of the Board Governance and Executive Development Committee shall be to: (a) review the background and qualifications of potential board members; (b) review the performance of the Board of Directors; (c) recommend training plans for Directors to improve performance; and (d) prepare a slate of nominees to fill directorships up for election each year, vacancies as they occur, and skill needs as they arise. In addition, the Board Governance and Executive Development Committee shall assist the Chief Executive Officer in the design and implementation of an executive training and development program and counsel the Chief Executive Officer in the selection of executives for succession planning.

          Section 2.12.  Other Committees.  The Board of Directors may create
          ------------   ----------------
one (1) or more committees in addition to any Executive Committee, Compensation Committee, Audit Committee, Planning Committee or Board Governance and Executive Development Committee and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. The committee may exercise the authority of the Board of Directors to the extent specified in the resolution. Each committee may have one (1) or more members, and all the members of such committee shall serve at the pleasure of the Board of Directors.

          Section 2.13.  Limitations on Committees; Notice, Quorum and Voting.
          ------------   ----------------------------------------------------

          (a) Neither the Executive Committee, Compensation Committee, Audit Committee, Planning Committee, Board Governance and Executive Development Committee nor any other committee hereafter established may:

     (1) authorize dividends or other distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors;

     (2) approve or propose to shareholders action that is required to be approved by shareholders;

     (3)  fill vacancies on the Board of Directors or on any of its committees;

     (4) except as permitted under Section 2.13(a)(7) below, amend the Corporation's Articles of Incorporation under Ind. Code 23-1-38-2;

     (5)  adopt, amend, repeal, or waive provisions of these By-Laws;

     (6)  approve a plan of merger not requiring shareholder approval; or

     (7) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take the action described in this Section 2.13(a)(7) within limits prescribed by the Board of Directors.

          (b) Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.6 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and participation in meetings of the Board of Directors other than in person, apply to each committee and its members as well.

          Section 2.14.  Compensation of Directors.  Unless otherwise restricted
          ------------   -------------------------
by the Corporation's Articles of Incorporation or theses By-Laws, Directors shall receive for their services on the Board or any Committee thereof such compensation and benefits, including the granting of options, together with expenses, if any, as the Board may from time to time determine. The Directors may be paid a fixed sum for attendance at each meeting of the Board or Committee thereof and / or a stated annual sum as a Director, together with expenses, if any, of attendance at each meeting of the Board or Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE III

                                   Officers
                                   --------

          Section 3.1.  Designation, Selection and Terms.  The officers of the
          -----------   --------------------------------
Corporation shall consist of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, and the Secretary. The Board of Directors may also elect Executive Vice Presidents, Vice Presidents, a Treasurer, a Controller, Assistant Secretaries and Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. In addition, the Chief Executive

Officer or the President may, by a certificate of appointment creating the office and defining the duties and term thereof delivered to the Secretary for inclusion with the corporate records, from time to time create and appoint such assistant officers as they deem desirable. The officers of the Corporation shall be elected by the Board of Directors (or appointed by the Chief Executive Officer or the President as provided above) and need not be selected from among the members of the Board of Directors, except for the Chairman of the Board and the Chief Executive Officer who shall be members of the Board of Directors. Any two (2) or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and, with respect to officers appointed by the Chief Executive Officer or the President, also at the pleasure of such officers. The election or appointment of an officer does not itself create contract rights.

          Section 3.2.  Removal.  The Board of Directors may remove any officer
          -----------   -------
at any time with or without cause. An officer appointed by the Chief Executive Officer or the President may also be removed at any time, with or without cause, by any of such officers. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors (or by appointment by the Chief Executive Officer or the President, to the extent provided in Section 3.1 of these By-Laws).

          Section 3.3.  Chairman of the Board.  The Chairman of the Board, if
          -----------   ---------------------
any, shall, if present, preside at all meetings of the shareholders and of the Board of Directors and shall have such powers and perform such duties as are assigned to him by the Board of Directors.

          Section 3.4.  Chief Executive Officer.  The Chief Executive Officer
          -----------   -----------------------
shall be the chief executive and principal policymaking officer of the Corporation. Subject to the authority of the Board of Directors, he or she shall formulate the major policies to be pursued in the administration of the Corporation's affairs. He or she shall study and make reports and recommendations to the Board of Directors with respect to major problems and activities of the Corporation and shall see that the established policies are placed into effect and carried out. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and of the Board of Directors.

          Section 3.5.  President.  Subject to the provisions of Sections 3.3
          -----------   ---------
and 3.4, the President shall exercise the powers and perform the duties which ordinarily appertain to such office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors and the Chief Executive Officer, or as may be provided for in these By-Laws. In connection with the performance of his or her duties, he or she shall keep the Chairman of the Board and the Chief Executive Officer fully informed as to all phases of the Corporation's activities. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at meetings of the shareholders and, if a Director, at meetings of the Board of Directors.

          Section 3.6.  Chief Financial Officer.  The Chief Financial Officer
          -----------   -----------------------
shall be the chief financial officer of the Corporation and shall perform all of the duties customary to that office. He or she shall be responsible for all of the Corporation's financial affairs, subject to the supervision and direction of the Chief Executive Officer, and shall have and perform such further powers and duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer may, from time to time, delegate to him or her.

          Section 3.7.  Executive Vice President.  Each Executive Vice President
          -----------   ------------------------
shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer or the President may, from time to time, delegate to him or her.

          Section 3.8.  Chief Accounting Officer.  The Chief Accounting Officer
          -----------   ------------------------
shall perform all of the duties customary to that office, shall be the chief accounting officer of the Corporation and shall be responsible for maintaining the Corporation's accounting books and records and preparing its financial statements, subject to the supervision and direction of the Chief Financial Officer and other superior officers within the Corporation. He or she shall also be responsible for causing the Corporation to furnish financial statements to its shareholders pursuant to Ind. Code 23-1-53-1.

          Section 3.9.  Secretary.  The Secretary shall be the custodian of the
          -----------   ---------
books, papers, and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by Ind. Code 23-1-52-1 (other than accounting records) and that the Corporation files with the Indiana Secretary of State the biennial report required by Ind. Code 23-1-53-3. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and he or she shall perform all of the other duties usual in the office of Secretary of a corporation.

          Section 3.10.  Vice Presidents.  Each Vice President shall have such
          ------------   ---------------
powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer or the President may, from time to time, delegate to him or her.

          Section 3.11.  Treasurer.  The Treasurer, if any, shall be responsible
          ------------   ---------
for the treasury functions of the Corporation, subject to the supervision of the Chief Financial Officer.

          Section 3.12.  Salary.  The Board of Directors may, at its discretion,
          ------------   ------
from time to time, fix the salary of any officer by resolution included in the minute book of the Corporation.


                                  ARTICLE IV

                                    Checks
                                    ------

          All checks, drafts, or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation; and in the absence of such designation, such checks, drafts, or other orders for payment shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

                                   ARTICLE V

                                     Loans
                                     -----

          Such of the officers of the Corporation as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation, and in the absence of such designation and subject to such limitations as the Board of Directors may fix, the Chief Executive Officer, the President and the Chief Financial Officer, shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral, and to execute such notes, bonds, debentures, or other evidences of indebtedness, and such mortgages, trust indentures, and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.


                                  ARTICLE VI

                            Execution of Documents
                            ----------------------

          The Chief Executive Officer, the President or any other officer authorized by the Board of Directors may, in the Corporation's name, acting singly, sign all deeds, leases, contracts, or similar documents unless otherwise directed by the Board of Directors or otherwise provided herein or in the Corporation's Articles of Incorporation, or as otherwise required by law. Only one signature is required, unless otherwise provided by a resolution of the Board of Directors.


                                  ARTICLE VII

                                     Stock
                                     -----

          Section 7.1.  Certificates of Stock; Uncertificated Shares; Execution.
          -----------   -------------------------------------------------------
The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Certificates for shares of the Corporation shall be signed by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

          Section 7.2.  Contents.  Each certificate issued after the adoption of
          -----------   --------
these By-Laws shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

          Section 7.3.  Transfers.  Except as otherwise provided by law or by
          -----------   ---------
resolution of the Board of Directors, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment, or authority to transfer, and delivered to the Secretary or an Assistant Secretary.

          Section 7.4.  Stock Transfer Records.  There shall be entered upon the
          -----------   ----------------------
stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind, and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred, and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each, which shall be updated periodically as determined by the Secretary, but not less frequently than quarterly, and which shall be updated as of each record date established with respect to a meeting of shareholders or other shareholder action. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

          Section 7.5.  Transfer Agents and Registrars.  The Board of Directors
          -----------   ------------------------------
may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

          Section 7.6.  Loss, Destruction, or Mutilation of Certificates.  The
          -----------   ------------------------------------------------
holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents, and registrars, if any, against any claim that may be made against them or any of them with respect to the shares represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

          Section 7.7.  Form of Certificates.  The form of the certificates for
          -----------   --------------------
shares of the Corporation shall conform to the requirements of Section 7.2 of these By-Laws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.


                                 ARTICLE VIII

                                     Seal
                                     ----

          The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the name of the Corporation and "INDIANA" on the periphery thereof and the word "SEAL" in the center.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          Section 9.1.  Indiana Business Corporation Law.  The provisions of the
          -----------   --------------------------------
Indiana Business Corporation law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

          Section 9.2.  Fiscal Year.  The fiscal year of the Corporation shall
          -----------   -----------
end on December 31 of each year.

          Section 9.3.  Election to be governed by Indiana Code (S) 23-1-43.
          -----------   ---------------------------------------------------
Effective upon the registration of any class of the Corporation's shares under
Section 12 of the Securities Exchange Act of 1934, as amended, the Corporation shall be governed by the provisions of Ind. Code 23-1-43 regarding business combinations.

          Section 9.4.  Control Share Acquisition Statute.  The provisions of
          -----------   ---------------------------------
Ind. Code 23-1-42 shall apply to the acquisition of shares of the Corporation.

          Section 9.5.  Redemption of Shares Acquired in Control Share
          -----------   ----------------------------------------------
Acquisitions.  If and whenever the provisions of Ind. Code 23-1-42 apply to the
------------
Corporation, any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation, if either:

          (a) no acquiring person statement has been filed with the Corporation with respect to such control share acquisition in accordance with Ind. Code 23-1-42-6, or

          (b) the control shares are not accorded full voting rights by the Corporation's shareholders as provided in Ind. Code 23-1-42-9.

A redemption pursuant to Section 9.5(a) may be made at any time during the period ending sixty (60) days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 9.5(b) may be made at any time during the period ending two (2) years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 9.5 shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these By-Laws or adopted by resolution of the Board of Directors.

          As used in this Section 9.5, the terms "control shares," "control share acquisition," "acquiring person statement," and "acquiring person" shall have the meanings ascribed to such terms in Ind. Code 23-1-42.

          Section 9.6.  Amendments.  These By-Laws may be rescinded, changed, or
          -----------   ----------
amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation's Articles of Incorporation or by the Indiana Business Corporation Law.

          Section 9.7.  Definition of Articles of Incorporation.  The term
          -----------   ---------------------------------------
"Articles of Incorporation" as used in these By-Laws means the articles of incorporation of the Corporation as from time to time are in effect.

                                   EXHIBIT E

             Large Holder Sale Program Procedures and Restricitons
             -----------------------------------------------------

A. Defined Terms (terms used but not defined herein shall have the respective meanings set forth in the Plan).

1.   Batch: has the meaning set forth in Section B.1. hereof.

2. Broker-Dealer Affiliate: an affiliate of the Program Agent or a service organization acting on its behalf, that is (a) registered as a broker-dealer under the Exchange Act or (b) a "bank" (within the meaning of such term in Section 3(a)(6) of the Exchange Act) that is excluded from the definition of "broker" under Sections 3(a)(4) and 15(a) of the Exchange Act. "Broker-Dealer Affiliate" may also include the Program Agent itself if it meets these requirements. Some of the activities described in these Sale Program Procedures will be performed by the Broker-Dealer Affiliate in order to meet regulatory requirements under the federal securities laws. The Initial Broker-Dealer Affiliate will be a broker-dealer or bank acceptable to the Commissioner.

3.   Daily Trading Limit: has the meaning set forth in Section B.4. hereof.

4.   Exchange Act:  the Securities Exchange Act of 1934, as amended.

5.   Initial Investment Bank:  Goldman, Sachs & Co.

6. Large Holders: Eligible Statutory Members for which valid instructions to sell shares of Common Stock ("Shares") have been received (i) that were initially allocated more than 30,000 Shares pursuant to the Plan and (ii) that hold more than 30,000 Shares on the date the instructions are received.

7. pro rata: the method for allocating Shares to be sold in a given Batch on behalf of Large Holders when not all sale instructions received from the Large Holders can be processed in a given way (for instance, when not all of the sale instructions received from the Large Holders can be sold on a given day, or when Anthem, Inc. elects to purchase less than all of the Shares available to be purchased from Large Holders in a Batch). When these Sale Program Procedures require that Shares be allocated on a pro rata basis, it means that Shares will be allocated in a given Batch among Large Holders based on the proportion in such Batch that the number of Shares covered by the sale instructions of each such Large Holders bears to Shares covered by the sale instructions of all such Large Holders.

8. Program Agent: the program agent for the Sale Program. The initial Program Agent shall be a bank, trust company or other institution acceptable to the Commissioner. Some of the activities described in these Sale Program Procedures will be performed by the Broker-Dealer Affiliate in order to meet regulatory requirements under the federal securities laws.

9.   Surplus Shares: has the meaning set forth in Section B.4. below.

B.   Sale Transactions

1. All valid sale instructions received from Large Holders after 3:00 p.m. on a particular business day and until 3:00 p.m. on the next business day will be combined and processed together (each, a "Batch").

2. The executing brokers may be affiliates of the Program Agent but not affiliates of Anthem, Inc.

3. The Broker-Dealer Affiliate and the brokers will process sale instructions for a Batch on the trading day following the day the Batch is formed. However,

          (a) if there has occurred any act of God or nature, mechanical or electrical breakdown, computer failure, failure or unavailability of the Federal Reserve Bank wire, facsimile, Internet, telex, or other transaction or communications system or power supply, in each case the effect of which is such as to make it, in the judgment of the Broker-Dealer Affiliate, after taking into account all commercially reasonable means of doing so, impracticable to process sale instructions under the Program, or

          (b) if trading in any equity securities of Anthem, Inc. has been suspended or materially limited by the Securities and Exchange Commission or the New York Stock Exchange ("NYSE"), or if trading generally on the NYSE or has been suspended or materially limited, or

          (c) if a banking moratorium has been declared by either Federal or New York authorities,

     then instructions will not be processed during the pendency of such events. Instructions will be processed by the close of the NYSE on the trading day following the expiry of such events.

4. Limitations on Sales on Behalf of Large Holders. If, during the first 180 days after the Effective Date, the number of shares to be sold in a Batch (after sales to Anthem, Inc. pursuant to paragraph 6 below) by or on behalf of the Large Holders exceeds the lesser of (i) 1/10th of 1% of the number of shares of Common Stock outstanding or (ii) 25% of the average daily trading volume for the 20 consecutive trading days (or such shorter period, if fewer than 20 consecutive trading days have elapsed since the Effective
     Date) preceding such day (the "Daily Trading Limit"), the Broker-Dealer Affiliate shall process instructions on behalf of the Large Holders through market orders for only a number of shares equal to the Daily Trading Limit for that day. The remaining Shares to be sold on behalf of Large Holders will be processed in the manner described below. These Shares are called "Surplus Shares."

     If there are Surplus Shares in a Batch, the Shares covered by sale instructions from Large Holders shall be allocated between the Shares to be sold within the Daily Trading Limit (and thus not subject to the limits set forth in this paragraph 4) and Surplus Shares subject to the limits set forth in this paragraph 4 on a pro rata basis.

     The Broker-Dealer Affiliate shall process the Surplus Shares in accordance with one or more of the following options:

          (a) The Broker-Dealer Affiliate shall include all Surplus Shares not sold in accordance with clause (b) or (c) below in the Batch formed on the next succeeding trading day. These Surplus Shares will be deemed to be included in that next trading day's Batch (and no longer will be included in the original trading day's Batch) for purposes of determining the price and date at which the related sale instructions are processed. These Surplus Shares, together with other Shares to be sold on behalf of Large Holders in the next day's Batch, will be subject to the Daily Trading Limit applicable to that Batch. If the total number of these Surplus Shares and the other Shares to be sold on behalf of Large Holders in the next day's Batch exceeds the Daily Trading Limit on that day, then these Surplus Shares shall be sold before the other Shares to be sold on behalf of Large Holders in that Batch. This priority will continue in any succeeding trading day such that if Shares are to be sold on that trading day on behalf of Large Holders from more than one Batch, the Shares will be sold in the order in which the Batches were formed.

          (b) (i) if the Batch is formed within 90 days of the Effective Date, the Broker-Dealer Affiliate may request the Initial Investment Bank to act exclusively as agent to sell all or a portion of the Surplus Shares at market clearing prices. The Initial Investment Bank shall not be obligated to accept the request and the Initial Investment Bank shall be deemed to have accepted such a request if and only if it has agreed in writing to act;

          (ii) If the Batch is formed more than 90 days after the Effective Date, the Broker-Dealer Affiliate may request any nationally recognized brokerage firm to act as agent to sell all or a portion of the Surplus Shares at market clearing prices.

     Any institution acting as agent as described in this paragraph 4(b) will either cross the Surplus Shares which it has agreed to sell on the NYSE or will sell the Surplus Shares off exchange, in which case the agent will have a general obligation to obtain the best price reasonably available in the circumstance. Sales effected in accordance with this paragraph 4(b) will be processed on the trading day following the day the Batch is formed.

          (c) The Broker-Dealer Affiliate may sell all or a portion of the Surplus Shares in a block trade.

          (i) If the Batch is formed within 90 days of the Effective Date, the Broker-Dealer Affiliate may request bids for a fixed number of Shares (determined by the Broker-Dealer Affiliate in its sole discretion) from each of the Initial Investment Bank and one or more other nationally recognized brokerage firm. The block of Shares will be sold to the firm submitting the highest bid. If more than one firm submits the same bid and such bid is the highest bid, the Broker-Dealer Affiliate will request new bids from each of the firms previously submitting the highest bid until one becomes the highest. If no one bid becomes the highest, then the Broker-Dealer Affiliate will sell the block to one of the firms submitting the highest bids, randomly selected by the Broker-Dealer Affiliate (provided that the Broker-Dealer Affiliate will alternate between firms in any subsequent tied-bid or use other equitable procedures to ensure that no firm is favored if there is more than one occasion in which there is a tied-bid).

          (ii) If the Batch is formed more than 90 days after the Effective Date, the Broker-Dealer Affiliate may request bids from any three nationally recognized brokerage firms selected by the Broker-Dealer Affiliate in its sole discretion. The block of shares will be sold to the firm submitting the highest bid. If more than one firm submits the same bid and such bid is the highest bid, the Broker-Dealer Affiliate will request new bids from each of the firms previously submitting the highest bid until one becomes the highest. If no one bid becomes the highest, then the Broker-Dealer Affiliate will sell the block to one of the firms submitting the highest bids, randomly selected by the Broker-Dealer Affiliate (provided that the Broker-Dealer Affiliate will alternate between firms in any subsequent tied-bid or use other equitable procedures to ensure that no firm is favored if there is more than one occasion in which there is a tied-bid).

     Notwithstanding the foregoing no institution shall be obligated to submit a bid for any Surplus Shares if requested by the Broker-Dealer Affiliate pursuant to this paragraph 4(c), and the Broker-Dealer Affiliate shall not be obligated to accept any bid it receives. Sales effected in accordance with this paragraph 4(c) will be processed on the trading day following the day the Batch is formed.

     The Broker-Dealer Affiliate may determine which option or options to use in its sole discretion, except that if not all Surplus Shares are sold pursuant to paragraphs B.4(b) or B.4(c), then the remaining Shares shall be sold pursuant to paragraph B.4(a). If more than one option is used, the Surplus Shares will be allocated among the Large Holders on a pro rata basis.

5. Subject to paragraphs B.4 and B.3, the timing of transactions and the frequency of transaction intervals will be subject solely to the control of the Broker-Dealer Affiliate and the broker or brokers. The brokers will effect all transactions in connection with the Program in the open market on the floor of the NYSE in the ordinary course of their business, except as set forth in paragraph B.4 and as described below with respect to sales to Anthem, Inc. Except as set forth in paragraph B.4, the brokers will effect brokers' transactions solely as agent. The brokers may also cross, solely on an agency basis, purchase instructions in Common Stock submitted by their customers with sale instructions received by the Broker Dealer Affiliate. All such crossing transactions will be effected by the brokers on the floor of the NYSE and the brokers will not conduct negotiations off the floor of the NYSE with respect to such transactions.

6. Anthem, Inc. may, in its discretion, purchase Shares for sale through the Program; however, no such repurchase will be made while Anthem, Inc. is otherwise engaged in a distribution as defined in Regulation M under the Exchange Act. The Broker-Dealer Affiliate will notify Anthem, Inc. of the number of shares available for purchase on any trading day no later than 1/2 hour after the opening of the NYSE on that trading day, and Anthem, Inc. will inform the Broker-Dealer Affiliate no later than one hour after the open of the NYSE on that trading day, of the number of Shares it wishes to purchase. Purchases by Anthem, Inc. will be at a purchase price equal to the average of the high and low prices on the day of the purchase.

7. If the Broker-Dealer Affiliate places a sell order, all sales in the Batch will be assigned the same price per share. Such sale price will be the volume weighted average price per share of the Shares in the Batch sold on the day the sales in the Batch occur (including any sales to the Holding Company). For purposes of determing the prices of sales in a Batch, the prices will be those reported on the New York Stock Exchange Composite Tape on the date the sale is made, except for the prices of shares sold to Anthem, Inc., which shall be the price determined as described above.

8. All brokerage commissions, mailing charges, registration fees or other administrative or similar expenses arising in connection with the Program will be borne by Anthem, Inc.

9. Anthem, Inc. will implement appropriate procedures and restrictions, including restrictive legends on any share certificates evidencing Shares subject to the Program, to give effect to, and monitor compliance with, the Program.

10. The Program Agent will establish a Sale Program call center (with a toll-free number), staffed with employees of the Program Agent, to answer inquiries about the Program and through which sale instructions may be given. No recommendation or solicitation will be made by the Program Agent or these employees, nor will any assurance be given by them about the price that will be received for Shares sold.

11. The procedures and restrictions set forth in this Exhibit E will apply only to sales by Large Holders during the first 180 days after the Effective Date, and thereafter Shares held by Large Holders will not be subject to any restrictions on transfer pursuant to the Plan of Conversion.

                                   EXHIBIT F



                       ACTUARIAL CONTRIBUTION MEMORANDUM



                               Table of Contents
                               -----------------
Section                                                                                 Page
-------                                                                                 ----

I.   OVERVIEW                                                                            1


II. BASIC PRINCIPLES AND METHODOLOGY FOR CALCULATING ACTUARIAL
    CONTRIBUTIONS                                                                        3

     A. General Calculation                                                              3

     B.  Certain Definitions                                                             4

     C. Statutory Members                                                                6

     D. Line of Business Definitions                                                     6

     E.  Relative Profit                                                                 7

     F. Adjustments to Financial Statements, including Treatment of Settlements
       of Charitable Asset Claims                                                        8


III.  ASSIGNMENTS                                                                        9

     A.  Assignments to Individual Statutory Members                                     9
     B.  Assignments to Grandfathered Groups                                             9


I.  OVERVIEW

This memorandum describes the methodology for calculating the Actuarial Contribution ("AC") of each Eligible Statutory Member pursuant to Article VII of
the Plan of Conversion ("Plan") of which this memorandum is Exhibit F.   As
stated in Article VII of the Plan, each Eligible Statutory Member will be allocated a number of shares of Common Stock determined in part by the ratio of such Eligible Statutory Member's AC to the sum of ACs attributable to all Eligible Statutory Members.

The information used in the calculations of ACs comes from:
    1.   a variety of proprietary files and reports, including
       (a) policy, contract and customer records maintained in electronic media,
       (b)  internal analyses and memoranda,
       and
    2. public documents, such as statutory annual statements filed with insurance regulators ("Annual Statements"). These data sources are referenced where appropriate.

The data in 1.(a) are available at the individual policy, contract or customer level, and the data in 1.(b) are only available at a more aggregate level.
Both types of data are combined to develop ACs for classes of Statutory Members (where classes are defined as groupings of Statutory Members with comparable membership history). In the development of such ACs, to the extent appropriate data are not available or are not credible for certain periods of time, reasonable approximations are made to estimate the missing data, or reasonable methodologies are developed that do not require such data. Sensitivity tests have been performed to test potential biases caused by imperfect data. No material effect on ACs for classes of Statutory Members was found in these sensitivity tests.

Capitalized terms used in this Exhibit have the meanings ascribed to them in the Plan or in this Exhibit.

In this Exhibit, the predecessor companies to Anthem Insurance -- Associated Insurance Companies, Inc., Southeastern Mutual Insurance Company, Community Mutual Insurance Company, and Blue Cross & Blue Shield of Connecticut, Inc. -- will be referred to as AICI, SMIC, CMIC, and BCBS-CT, respectively. Legally, AICI was the surviving company in each merger, and AICI changed its name to "Anthem Insurance Companies, Inc." in 1995, but for simplicity this Exhibit uses the name AICI to refer to the Indiana-only company before its merger with SMIC and uses the name Anthem Insurance to refer to AICI at and after the SMIC merger. Anthem Insurance does business in states other than Indiana through subsidiaries. Three of these subsidiaries are "Qualifying Subsidiaries": Anthem Health Plans of Kentucky, or AHP-KY, Community Insurance Company, or CIC, and
Anthem Health Plans (Connecticut), or AHP-CT.   Statutory Members in Qualifying
Subsidiaries hold Guaranty Policies issued by Anthem Insurance, as well as regular insurance policies issued by the Qualifying Subsidiaries. (The Guaranty Policies grant Membership Interests to certain customers of the Qualifying Subsidiaries and provide benefit payments only in the event of insolvency of the
Qualifying Subsidiary.)   No Guaranty Policies are issued to, and no Membership
Interests exist for,
policyholders in other subsidiaries when their coverages are provided by such subsidiaries. In this Exhibit, references to "insurance," "insured," "insured coverage," "policies" or similar words refer to both traditional indemnity insurance policies and health care benefits contracts or coverage.

For convenience of reference, SMIC, CMIC, and BCBS-CT (but not AICI) are defined to be "Predecessor Companies." The allocations of equity in accordance with Anthem Insurance's Articles of Incorporation reflect the regular insurance coverage not only in Anthem Insurance or the applicable Qualifying Subsidiary but also in the corresponding Predecessor Companies.

Except when the context (in Section II.C. of this Exhibit) clearly refers to the January 1, 1999 mergers of certain subsidiaries either into AHP-KY, the word "mergers" refers to only the mergers of SMIC, CMIC, and BCBS-CT into Anthem Insurance.

II.  BASIC PRINCIPLES AND METHODOLOGY FOR CALCULATING
ACTUARIAL CONTRIBUTIONS


A.  General Calculation
-----------------------


In general, the AC of each Statutory Member is calculated as follows:

     1. For each "time period" (defined below) from January 1, 1990 forward to June 30, 2000 (the Actuarial Contribution Date or "AC Date") the "contribution to surplus" (defined below) is allocated among Statutory Members in force at the end of the time period in proportion to their estimated historical profitability (as described in Section III of this Exhibit). The amount allocated to a given Statutory Member is called a "direct assignment." If the contribution to surplus is negative for a time period, the direct assignment is zero. Such direct assignments are used period by period in Steps 3(b) and 4(b) below. Direct assignments are calculated also for Statutory Members while they were members in a Predecessor Company based on the contribution to the surplus of those companies.

     2. Assignments (as described in Steps 3 and 4 below) to a Statutory Member are accumulated to the AC Date at the "net investment return rate" (defined below) on such accumulated assignments if the Statutory Member maintained insured coverage in his or her legal entity until the AC Date. For this purpose, the Qualifying Subsidiaries are deemed identical to the corresponding Predecessor Companies. If a Statutory Member discontinued insured coverage in his or her legal entity, the accumulated assignments are forfeited. A new accumulation of assignments begins with any subsequent re-initiation of insured coverage, and a new Statutory Membership is started. The most recent date on which insured coverage was initiated (and from which insured coverage has been continuously maintained) is defined to be the "issue date."

     3. At each merger date each Statutory Member in force on that date is assigned:

          (a) The accumulation of the amount, if any, assigned at the date of the most recent prior merger involving such Statutory Member, plus
          (b) The accumulation of the direct assignments in Step 1 since the later of (i) January 1, 1990, (ii) the most recent merger date, and (iii) the issue date (which, as defined above, is the most recent issue date), plus
          (c) An amount estimated to equal the present value of contributions to surplus that the Statutory Member will generate over the next five years, taking into account the probability of lapse during the five year period, plus
          (d) The Statutory Member's proportionate share of the "Unassigned Surplus" (defined below), which may be positive or negative, in the Statutory Member's company on such merger date. The Unassigned Surplus (positive or negative) of a company is allocated among Statutory Members of that company in force in such company on such merger date in proportion to their proportionate shares of the sum of 3(b) and 3(c).

     These calculations, pursuant to Anthem Insurance's Articles of Incorporation, are carried out separately for the Predecessor Company and for either AICI or Anthem Insurance (depending on which merger), immediately before the applicable merger.

     4. At the AC Date each Statutory Member in force on that date is assigned:

          (a) The accumulation of the amount, if any, assigned at the date of the most recent prior merger involving such Statutory Member, plus
          (b) The accumulation of the direct assignments in Step 1 since the later of (i) the most recent merger date, and (ii) the issue date (which, as defined above, is the most recent issue date), plus
          (c) An amount estimated to equal the present value of contributions to surplus that the Statutory Member will generate over the next five years, taking into account the probability of lapse during the five year period, plus
          (d) The Statutory Member's proportionate share of the "Unassigned Surplus" (defined below), which may be positive or negative, of Anthem Insurance at the AC Date. The Unassigned Surplus (positive or negative) of Anthem Insurance is allocated among Statutory Members of Anthem Insurance in proportion to their proportionate shares of the sum of 4(b) and 4(c).

     5. The AC for a Statutory Member in force on the AC Date is the result of the calculation in Step 4 above.

     6. ACs for Statutory Members with issue dates after the AC Date and prior to the Adoption Date are set equal to the ACs for Statutory Members with the identical coverage and with issue dates immediately prior to the AC Date.

     7. ACs calculated for Statutory Members who do not persist to become Eligible Statutory Members are not used in the calculation of the ratio mentioned in the first paragraph of Section I of this Exhibit. For those Statutory Members who do persist to become Eligible Statutory Members, their AC is as determined in Steps 5 or 6.

B.        Certain Definitions

1.        "Time periods" refer to

          .  calendar years for years not containing a merger date or the AC
             Date,
          . pre-merger and post-merger segments of the calendar year for years in which mergers occurred, and

     .  January 1, 2000 through June 30, 2000.

2. "Surplus," as used herein, refers to statutory surplus, as shown in the Annual Statements (or comparable interim financial reports) of Anthem Insurance, AICI or the Predecessor Companies and adjusted as described below in Section II.F. of this Exhibit.

3. "Contribution to surplus" in a time period equals that time period's excess of
     (a) premium and other income plus investment return from operations (defined below) over
     (b) the sum of benefits paid, increases in claim liabilities and reserves, commissions, expenses, and taxes.

     Tax includes the federal income tax, which is treated historically as having been incurred at a single rate for all companies for all calculations, other than the reflection of the financial effects of the 1999 settlements of charitable asset claims, until the AC Date. (See
     Section II.F. for a discussion of the treatment of the settlements of charitable asset claims.) The present value of future contributions to surplus anticipated at the AC Date is calculated assuming a 35% federal income tax rate applies after the AC Date.

4. "Investment return from operations" is the product of the investment return rate (defined below) for a time period and the statutory liabilities at the beginning of the time period.

5. "Investment return rate" in Anthem Insurance is the ratio of statutory net investment income and realized capital gains to mean statutory assets on a consolidated Anthem Insurance basis, but not less than the one year U.S. Treasury rate for that year (adjusted if used for a time period less than one year). Unrealized capital gains, which involve most corporate activities related to subsidiaries, are ignored.

       "Investment return rate" in Predecessor Companies or in AICI is the company's ratio of statutory net investment income and realized capital gains to mean statutory assets, but not less than the one year U.S. Treasury rate for that year (adjusted if used for a time period less than one year). Unrealized capital gains are ignored.

6. "Net investment return rate" is the investment return rate times the quantity one minus the federal income tax rate for that time period used in the AC calculations.

7   "Fixed share amount" is the approximate proportion of Anthem Insurance's surplus as of the AC Date represented by the ratio of the fixed component of consideration specified in Section 7.1(a) of the Plan (expressed as a number of shares of Common Stock) to the Allocable Shares specified in
     Section 5.1 of the Plan.

8. "Unassigned Surplus" of AICI, of a Predecessor Company or of Anthem Insurance at a merger date is the excess (positive or negative) of surplus in such company at such merger date over the sum of II.A.3(a), 3(b), 3(c) and the fixed share amount for all Statutory Members then in force in such company on such merger date.

9. "Unassigned Surplus" of Anthem Insurance at the AC Date is the excess (positive or negative) of surplus in Anthem Insurance at the AC Date over the sum of II.A.4(a), 4(b), 4(c) and the fixed share amount for all Statutory Members then in force in Anthem Insurance on the AC Date.


C.  Statutory Members

For AICI originally, and for Anthem Insurance after the mergers, Statutory Members are individual primary insureds, whether their coverage is individual coverage or coverage as a participant in an insured employer or association group plan. For the three Predecessor Companies, Statutory Members were defined as (a) individual primary insureds if they had individual coverage, or (b) the employer (or association) if the coverage was insured on a group basis.
Employer and association groups with membership in a Predecessor Company in effect as of the date of merger into Anthem Insurance have their membership rights continued in Anthem Insurance. These groups are referred to as "Grandfathered Groups" in this Exhibit. Individual primary insureds within a Grandfathered Group are not themselves Statutory Members.

Article XIII of the Plan provides that "Policy" is deemed to include contracts issued to an Administrative Trust, so Statutory Members may include Holders of such Policies pursuant to Section 12.1(c) of the Plan.

The assumption reinsurance transfer of Anthem Health of Indiana (AHI) policies into Anthem Insurance on January 1, 1999 resulted in AHI insured enrollees becoming Statutory Members of Anthem Insurance. The mergers of Alternative Health Delivery Systems (AHDS) and Southeastern United Medical Insurance (SUMI) into AHP-KY on January 1, 1999 resulted in the issuance of Guaranty Policies, and thus the granting of Statutory Membership rights in Anthem Insurance, to insured enrollees of SUMI and AHDS as of January 1, 1999.

D.  Line of Business Definitions

To facilitate analysis of financial results, products were consolidated into five representative Lines of Business ("LOBs"). These categories are reasonably homogeneous with regard to their experience and risk characteristics, given materiality considerations and the way the policies are managed. The five LOBs are:

 .    Individual Medicare Supplement
 .    Individual Medicare Risk (Medicare+Choice)
 .    Direct pay individual medical other than related to Medicare

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

 .    Insured group medical (including large and small groups, with or without other non-medical coverage, but excluding administrative services only contracts)/1/
 .    Insured group non-medical (insured dental, vision, or drugs, when written without insured medical coverage, but excluding administrative services only contracts)

Individual policies are categorized into one of the first three LOBs. The coverage of each individual primary insured in a group is categorized into one of the last two LOBs above: group medical or group non-medical. Such individual primary insureds in a group may be Statutory Members themselves, or they may be employees within a Grandfathered Group. Assignments for the Grandfathered Groups are calculated as the sum of the assignments related to the individual primary insureds in such group at a given point in time. Under the calculation approach for Grandfathered Groups, the year-by-year history of individual primary insureds (and their LOBs) in each such group policy is taken into account, so that a specific AC is calculated for each such group.

For individual Statutory Members who have maintained continuous coverage but changed the type of coverage over the AC calculation period, their AC recognizes the full, continuous period of time during which they were Statutory Members, but the AC is determined as though their LOB on the Adoption Date applies for the entire coverage period with one exception. The one exception to this LOB classification relates to Statutory Members in the Medicare Risk LOB on the Adoption Date who had earlier transferred from a different LOB. Such Statutory Members will have their AC assigned based in part on when they most recently transferred and from which LOB they most recently transferred. (Those who transferred to Medicare Risk from Medicare Supplement are assumed to have had Medicare Supplement in all years prior to the transfer, and those who transferred to Medicare Risk from other LOBs are treated as if they had transferred from the direct pay individual medical LOB and had had direct pay individual medical in all years prior to the transfer.)

E.   Relative Profit

Allocations are based on the relative levels of historical and anticipated profit per individual primary insured in the LOBs. Such relative levels of profit per individual primary insured are determined as the average profits of the LOB over the ten-year period from 1990 through 1999, divided by the average number of individual primary insureds over that period.

------------------------
/1/ Anthem Insurance has a small number of individual long term care insurance policies, which are treated for this purpose as though they were group medical.

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F.   Adjustments to Financial Statements, including Treatment of Settlements of
     Charitable Asset Claims


Statutory financial reports form the basis for the determination of the amount of surplus available for allocation through the assignment processes, as well as the calculation of certain factors used. Financial operating results from AICI, SMIC, CMIC, and BCBS-CT are considered for each time period before a merger for those particular companies. Financial operating results from Anthem Insurance and the Qualifying Subsidiaries are consolidated for each time period that they exist. In the consolidation of surplus and assets of Qualifying Subsidiaries with those of Anthem Insurance, adjustments are made for the surpluses of Qualifying Subsidiaries that also appear as assets (and therefore in the surplus) of Anthem Insurance.

Surplus notes are treated as liabilities, so surplus is adjusted to exclude surplus notes.

In addition, the Qualifying Subsidiaries settled merger-related charitable asset claims in 1999, and these settlements appear in the companies' 1999 statutory financial statements. These settlements are considered in the AC calculations to be an expense of the relevant merger. Therefore, the liabilities of each Predecessor Company at the applicable merger date are adjusted to include the then present value of the applicable 1999 settlement amount. The present values are calculated using the net investment return rates used in the AC accumulations of contributions to surplus between the applicable merger date and the AC Date, and using in the case of each Qualifying Subsidiary the federal income tax rate employed in the Qualifying Subsidiary's 1999 financial
statements in reflecting the effect of the settlement.   The 1999 contribution
to surplus excludes any charge for the settlement of charitable asset claims in that year because the settlement payment is offset by the release of the liability deemed created at the time of the applicable merger.

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III.  ASSIGNMENTS


A.  Assignments to Individual Statutory Members


As described in Section II of this Exhibit, as of each merger date or the AC Date, the amount assigned to each Statutory Member for the applicable time period as a direct assignment is the contribution to surplus multiplied by the ratio of the Statutory Member's profit to the sum of the profit of all Statutory Members (including in both numerator and denominator all applicable individual primary insureds, not only those who are Statutory Members but also those individual primary insureds in Grandfathered Groups) in force at the time.

In the calculation each Statutory Member who is an individual primary insured in force at the time of assignment who has an issue date in the same time period and who is in the same LOB is assigned the same amount of direct assignment. In the calculation each Statutory Member who is an individual primary insured in force at the time of a merger (or the AC Date) who is in the same LOB is assigned the same amount of anticipated future profit, without regard to issue date.

All assignments to a Statutory Member who terminates no longer remain assigned after such termination. As a result, at the next subsequent merger date or AC Date, the Unassigned Surplus will be that much larger, increasing the next merger-related (or demutualization-related) assignment.


B.  Assignments to Grandfathered Groups

As described in Section II of this Exhibit, as of each merger date or the AC Date, the amount assigned to a Grandfathered Group at a particular point in time is the sum of the amounts that would have been assigned to the individual primary insureds in the Grandfathered Group using the same methodology as described above.

Once assignments are made to a Grandfathered Group account, they are not released until there are no longer any insured individuals in the group.

All assignments to a Grandfathered Group that terminates all insured coverage no longer remain assigned after such termination, so the Unassigned Surplus at the next subsequent merger date (or AC Date) will be that much larger, increasing the next merger-related (or demutualization-related) assignment.

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